As filed with the Securities and Exchange Commission on November 3 , 2005 File # 333-115053

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

AMENDMENT NO. 8

REGISTRATION STATEMENT

Under the

SECURITIES ACT OF 1933

LOGSEARCH, INC.

(Name of Small Business Issuer in its Charter)

Nevada	7372	98-0420135
State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer ID Number

LOGSEARCH, INC.

Suite 400, 715-5th. Ave. SW,

Calgary, Alberta, T2P 2X6

Telephone: (403) 461-8425 Facsimile: (403) 206-2439

--------------------------------------------

(Address of Principal Place of Business or Intended Principal Place of Business)

Paracorp Inc.

318 North Carson Street, Suite 208

Reno, Nevada 89701

Telephone: 775-883-0104; Facsimile: 775-883-0340

---------------------------------------------------------

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

W. Scott Lawler, Esq.

1530 Ninth Avenue SE

Calgary, AB Canada T2G 0T7

Telephone: 403-693-8014  Facsimile: 403-272-3620

Approximate date of commencement of proposed sale to the public: as soon as possible after this Registration Statement is effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[  ]

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering	Fee (1)
Units	3,000,000	$0.10	$300,000	US$38.01
Common Stock	3,000,000	N/A	N/A	US$5.74
Warrants to purchase Common Stock	3,000,000	N/A	N/A	US$ -0-
Common Stock to be issued pursuant to Warrant exercise (2)	1,500,000	US$0.10	US$150,000	US$19.46
Common Stock (3)	3,000,000	$0.10	$300,000	US$38.01
Warrants to purchase Common Stock (3)	3,000,000	N/A	N/A	US$0
Common Stock to be issued pursuant to Warrant exercise (3)	1,500,000	$0.10	$150,000	US$19.00

(1) Calculated pursuant to Rule 457(a).

(2) Each of the 3,000,000 shares of previously issued Common Stock which is the subject of this prospectus has a warrant attached allowing the holder to purchase a one-half share of common stock of LogSearch, Inc.

(3) These securities are re-listed in this table to indicate the registration of the resale of such securities following their distribution.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

LOGSEARCH, INC.

THIS PROSPECTUS COVERS THE DISTRIBUTION AND THE SUBSEQUENT RESALE OF:

3,000,000 UNITS OF LOGSEARCH, INC. CONSISTING OF

3,000,000 SHARES OF COMMON STOCK AND 3,000,000 SHARE PURCHASE WARRANTS EXERCISABLE INTO 1,500,000 SHARES OF COMMON STOCK AT A PRICE OF $0.10 PER SHARE

AND THE OFFERING AND SALE OF THE COMMON STOCK UNDERLYING THE WARRANTS.

This Prospectus covers the registration and distribution of 3,000,000 Units by one of LogSearch, Inc.’s shareholders, Puroil Technology Inc., to the shareholders of Puroil Technology Inc. This prospectus also covers the subsequent re-sale by the shareholders of Puroil Technology Inc. of the 3,000,000 shares of common stock and  the 3,000,000 share purchase warrants that together make up such Units and the offer and sale by LogSearch Inc. of the 1.5 million shares of common stock of LogSearch Inc. underlying the Warrants which are exercisable during the twelve (12) month period from the date of this prospectus and will expire on

, 2006. Prior to the exercise

 or expiration of the Warrants by the selling shareholders, the shares of common stock and the warrants, that together make up the Units, must be sold hereunder together as the Units. If a selling shareholder exercises all or part of the warrants that are part of the Units, those Units that contain the exercised warrants will no longer be Units

 and the selling shareholder may separately sell the original shares at $0.10 per share and the shares that were acquired by the exercise of the warrants at $0.10 per share.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT. THERE IS CURRENTLY NO PUBLIC TRADING MARKET FOR THE SECURITIES. (SEE "RISK FACTORS" BEGINNING ON PAGE 7)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE   ..

Pursuant to applicable U.S. securities laws and regulations, the selling security holders identified in this prospectus are conducting a primary offering on behalf of LogSearch Inc. and Puroil Technology Inc. and the selling security holders are underwriters of the securities offered hereunder. Puroil Technology Inc. will be distributing the securities to its shareholders without any compensation or other consideration. The shareholders of Puroil Technology Inc., who are the selling security holders in this prospectus, will be selling the Units at a fixed price of $0.10 per Unit for the duration of the offering for their own accounts without other consideration from LogSearch Inc. or any other party. This offering will terminate on October 31, 2007.

Following the registration statement on Form SB-2 in which this prospectus is included being declared effectively by the SEC, we intend to have an application filed on our behalf to the NASD for approval of our common stock for quotation on the Over-the Counter / Bulletin Board quotation system. Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

	Price to the Public	Proceeds to the Company
Units	$0.10	None
Common stock included in the Units	$0.10	None
Exercise price of warrants included in the Units	$0.10	$150,000
Common stock issued upon exercise of warrants, if any	$0.10	None

The information in this prospectus is not complete and may be changed.  The securities covered by this prospectus may not be sold until the registration statement relating to these securities filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is November __, 2005.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
OUR COMPANY	2
THE OFFERING	2
SUMMARY FINANCIAL STATUS	3
RISK FACTORS	6
PLAN OF DISTRIBUTION	15
MANAGEMENT'S DISCUSSION AND ANALYSIS	20
BUSINESS	23
MANAGEMENT	29
PRINCIPAL SHAREHOLDERS	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
DESCRIPTION OF SECURITIES	33
LEGAL MATTERS	36
EXPERTS	36
FINANCIAL STATEMENTS	F1

Why We Are Filing This Registration Statement

Currently, LogSearch has two (2) shareholders – James Durward, our President who owns 17,000,000 shares of LogSearch’s common stock which he purchased from Unitech Energy Corp. in October, 2005, for a total price of $20,000 (prior to the acquisition of these shares, LogSearch was a subsidiary of Unitech Energy Corp., a private Alberta oil and gas company of which James Durward is President) and Puroil Technology Inc. (“Puroil”), which owns 4,000,000 Units, which Units consist of 4,000,000 shares of LogSearch’s common stock and 4,000,000 share purchase warrants convertible into an additional 2,000,000 shares of LogSearch common stock upon delivery of two Warrants and $0.10 per share, to LogSearch, within 12 months of the date this prospectus becomes effective. James Durward does not own any Units or Warrants .   Both LogSearch and Puroil are controlled by our President, Mr. James Durward. As a result of Mr. Durward’s acquisition of the 17,000,000 LogSearch shares from Unitech, Unitech and LogSearch are no longer affiliated.

Of the 4,000,000 Units that Puroil owns, 3,000,000 Units are being registered by this prospectus and are referred to in this prospectus as the "Units". Puroil will distribute such 3 million Units to its shareholders (the “Distribution”). Holders of record of Puroil stock, as of the close of business on June 1, 2005 , will be entitled to receive a distribution on the basis of 80% of the Units (2,400,000 Units) being distributed to Puroil's Class B Preferred shareholders and 20% (600,000 Units) of the Units being distributed to Puroil's common shareholders. The Puroil common shareholders will receive 1 Unit for each five shares of Puroil common stock held. The terms of the distribution of the Units was determined by arms-length negotiation between Mr. Durward, the President of both Puroil and our Company, and the Class B preferred shareholders, prior to the purchase of their Class B Preferred Stock.

LogSearch’s business plan calls for LogSearch to market and sell a software program , which is owned by Unitech Corp., in the United States that will service the oil and gas industry. Since Unitech operates in the non-service side of the oil and gas industry, LogSearch and Puroil believe that it is in LogSearch’s best interests to present itself to the oil and gas industry as a service provider independent from Unitech. LogSearch and Puroil believe that the registration and distribution of the Units and subsequent re-sale of the Units by Puroil’s shareholders will help LogSearch in this regard.

The Puroil Class B Preferred shareholders will receive 3,200 Units for every one (1) share of Class B Preferred Stock held. Mr. Durward calculated the ratio of the distribution of the Units by estimating the maximum amount of dilution the Class B Preferred shareholders would accept by virtue of his relationships with the then-proposed Class B Preferred shareholders. The negotiations were conducted verbally, on an individual basis, wherein the proposed investment in LogSearch was discussed, as was the structure of the financing where it was disclosed that the Puroil common shareholders would receive, via dividend, a percentage (disclosed) of the LogSearch registered shares after the effective date of a LogSearch registration statement.

As a result of the Distribution by Puroil, Mr. Durward will directly own 550,400 of the Units and indirectly controls the voting and dispositive power of all of the shares of LogSearch held by Unitech and Puroil as he is the controlling person of each such company. All of his indirect LogSearch holdings are restricted shares. Furthermore, because Mr. Durward is considered an underwriter under the securities laws, he will not be able to resell his shares under Rule 144 and must resell his shares pursuant to an effective registration statement. Despite the fact that Mr. Durward will be subject to this restriction in the resale of shares of LogSearch, a public market in LogSearch shares will benefit Mr. Durward in that he has paid no cash consideration for his LogSearch shares and may be able to profitably sell at prices lower than shareholders who purchase LogSearch shares for cash.

No action is required by Puroil shareholders to receive the Units in the Distribution, and they are not required to pay cash or other consideration to receive their Units. However, as a condition to including each Puroil shareholders Units in this prospectus, each of the Puroil shareholders are required to conduct a resale of the Units in a prompt and continuous manner in accordance with this prospectus and will be acting as underwriters under the federal securities laws.  No stockholder approval of the Distribution will be required or sought.

This document describes LogSearch’s business and provides other information to assist in evaluating the benefits and risks of holding or disposing of the Units that will be registered and distributed in the Distribution. There are certain risks relating to the ownership of shares and LogSearch business, which are described in this document beginning on page 7. All the material risks are set forth in the section entitled "Risk Factors". This entire prospectus and our consolidated financial statements and related notes should be read carefully. There is more detailed information other places in the prospectus. Unless the context requires otherwise, 'we', 'us', 'our' and similar terms, as well as "LogSearch", refer to LogSearch, Inc., a Nevada corporation.

PROSPECTUS SUMMARY

Summary

The following is a summary of certain information contained in this document. While this summary provides an accurate description of material information included in this document, it is qualified by the more detailed information and financial statements contained elsewhere in this document. The summary also addresses various questions that you may have about the distribution to Puroil shareholders of the Units owned by Puroil and the resale of the Units by the shareholders of Puroil. We refer to this distribution in this document as the "Distribution." Included in this Summary are a series of questions and answers which we believe most readers will find useful relative to LogSearch and this Distribution of the Units to the shareholders of Puroil. We encourage you to read them carefully so you may have a clearer understanding of this prospectus.

Our Company

LogSearch, Inc. ("LogSearch") was incorporated in Nevada on March 2, 2004. Our business address is Suite 400, 715-5th Ave. SW, Calgary, Alberta, T2P 2X6. Our telephone number is (403) 461-8425, and our fax number is (403) 206-2439.

The Offering

Securities Being Registered:

Units Being Registered

This prospectus covers the registration of 3,000,000 Units; the Units consist of (a) 3,000,000 shares of LogSearch common stock; and (b) 3,000,000 share purchase warrants convertible into an additional 1,500,000 shares of LogSearch common stock upon tender to LogSearch of two share purchase warrants plus $0.10 for one (1) share of LogSearch common stock within 12 months of the date this prospectus becomes effective and expire on

, 2006.

First Transaction Being Registered – The Distribution

The Units are being distributed to the shareholders of Puriol Technology Inc., with 80% of the Units being distributed to Puroil’s Class B Preferred stockholders and 20% being distributed to Puroil’s common stockholders.

The total amount of shares of LogSearch common stock that are included in the Units covered by this prospectus is 4,500,000 shares. All of the Units are owned directly by and are being registered for distribution by Puroil to the selling security holders and the resale of the Units by the selling security holders is also being registered.

Second Transaction Being Registered – Resale of Units

This prospectus covers the offering and resale of the Units , and the shares of common stock and the share purchase warrants that comprise the Units to the public by the selling shareholders. The selling shareholders may only resell the securities offered hereunder in accordance with this prospectus. All certificates representing the Units have been printed with a restrictive legend, which will state that the resale thereof must by done in accordance with this prospectus.   Prior to the exercise or expiration of the Warrants by the selling shareholders, the shares of common stock and the warrants, that together make up the Units, must be sold hereunder together as the Units. If a selling shareholder exercises all or part of the warrants that are part of the Units, those Units that contain the exercised warrants will no longer be Units and the selling shareholder may separately sell the original shares at $0.10 per share and the shares that were acquired by the exercise of the warrants at $0.10 per share.

Third Transaction Being Registered – Sale of Shares Underlying Units

This prospectus also covers the offer and sale by LogSearch of the shares underlying the warrants that are part of the Units, to the distribution recipients and the public. The warrants can be exercised for a period of twelve (12) months commencing on the date of this prospectus at a price if $0.10 per share, plus two warrants, for one share of common stock.

Capitalization of LogSearch

Number of Shares of Common Stock:

Authorized: 75,000,000 shares

Issued and Outstanding: 21,000,000 shares

Number of Warrants: 4,000,000 warrants are issued and outstanding, and are, in the aggregate, convertible into 2,000,000 shares of common stock upon tender to LogSearch of two warrants plus $0.10 for one (1) share of LogSearch common stock within 12 months of the date this prospectus.

The distribution and subsequent resale of 3,000,000 Units are being registered in the registration statement in which this prospectus is included and consists of the following:

(a)

 3,000,000 Shares of common stock.

A total of 3,000,000 shares of LogSearch common stock are being distributed, as a dividend to Puroil shareholders. The shareholders of Puroil are also offering all 3,000,000 shares for re-sale under this prospectus subsequent to the distribution of the Units by Puroil at a fixed price of $0.10 per Unit.

(b)

3,000,000 Warrants to purchase common stock.

A total of 3,000,000 Warrants to purchase 1,500,000 shares of LogSearch common stock are being distributed, as a dividend to Puroil shareholders as part of the Units, which are being registered for distribution and subsequent resale under this prospectus.

(c)

1,500,000 shares of common stock underlying the Warrants.

A total of 1,500,000 shares of Common Stock underlying the Warrants are being offered to the holders of the warrants and being registered for sale under this prospectus.

Risk Factors:

The securities of LogSearch, Inc., involve a high degree of risk. Holders should review carefully and consider the factors described in "Risk Factors"on page 7.

Summary Financial Information:

The following tables set forth, for the periods indicated, selected financial information for LogSearch, Inc.

SUMMARY BALANCE SHEET DATA:

     As at July 31 , 2005

As at October 31, 2004

            (undaudited)

Current Assets

$ 36,293

$51,836

Other Assets:

$ 19,238

$18,000

Total Assets:

$ 55,531

$69,836

Total Liabilities:

$    3,087

$  2,363

Shareholders Equity

$  55, 531

$67,473

SUMMARY STATEMENT OF OPERATIONS DATA

For the Period from March 2, 2004

For the Period from March 2, 2004

(Inception) through April 30, 2005

(Inception) through October 31, 2004

Revenue

$     0

$     0

Expenses

$ 26,914

$ 11,683

Interest income

$       358

$       156

Net Loss

$(26,556)

$(11,527)

Net Loss Per Share:

$(0.00)

$(0.00)

Our Proposed Business

LogSearch has been in the development stage since its formation on March 2, 2004. LogSearch plans to market software pursuant to a Commercialization Agreement with Unitech Energy Corp. for the United States market. The Commercialization Agreement covers a software database management and analysis system known as Leadscan ("LeadScan").

LeadScan is a software system, which provides the user, typically a geologist,with the ability to perform large regional (typically thousands of square miles and including thousands of well logs) computerized searches for well log characteristics that may be indicative of oil and gas. A company that possesses a digital well log database might be able to achieve the same results as would be generated by LeadScan. However, LogSearch does not believe that this is likely since the digital well log database would have to be loaded into a database in a manner that allows computerized searching of values, meaning that all individual values would need to be loaded separately so that they can be searched independently of each other. This type of leading allows the searcher to be specific in the specification of exact values combinations. Furthermore, the particular company would have to employ a specialized database engineer who is capable of performing complex multi-level database queries and also allocate the time and resources needed to create a custom program.

Well logs are a series of measurements, taken from and oil and gas wells immediately after drilling, of the subsurface properties immediately surrounding the wellbore at various depths. Well logs indicate the type of rock, the amount of holes in the rock within which oil and gas may reside, and what is in those holes, typically oil and gas or water or air. In management’s opinion, LeadScan is relevant in both the United States and Canada because it is designed to accelerate the generation of oil and gas prospects. While the LeadScan technology could be used in all oil and gas producing countries, our parent company, Unitech Energy Corp., has elected to limit our Commercialization Agreement to the United States in order to be able to more fully assess the opportunity that may exist for commercialization agreements in other parts of the world and also because the United States has a large number of oil and gas wells that could potentially be searched by the LeadScan system.

LogSearch acquired this agreement, plus $20,000.00 in cash from Unitech Energy Corp. ("Unitech"), the former owner of LeadScan, as full consideration for 17,000,000 shares of LogSearch restricted common stock. LogSearch subsequently issued 4,000,000 Units to Puroil Technology Inc. in consideration of cash payment of US$59,000.00, or approximately $0.015 per Unit. As a result of these transactions, Unitech owns approximately 81% of the total issued and outstanding shares of common stock of LogSearch. Our President, James Durward, acquired the 17,000,000 LogSearch shares from Unitech in October, 2005 for total consideration of $20,000.

The LeadScan system is currently being used by its developer and owner, Unitech, to locate oil and gas in the Western Canadian Sedimentary Basin.

LogSearch's activities during the development stage have included corporate formation, stock issuance, and work on development of operating plans for the commercialization of the LeadScan software system in the United States. We plan to actively pursue a growth by channel sales model, which is a common computer software industry practice of using specialized software marketing firms, such as www.rockware.com, with which we have no agreements, to sell and support software written or offered by third parties. However, as of the date hereof, we have neither identified

(other than, by way of example, Rockware), nor contacted any channel sales companies, to assist us in marketing the LeadScan system, and no revenue producing activities have yet commenced.

We plan to generate revenues by selling the LeadScan software to oil and gas companies in the United States. The anticipated sales may be in the form of annual or monthly contracts.

LogSearch is not currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934. It is the intention of LogSearch to send to each of its shareholders an Annual Report containing certified financial statements following the end of each fiscal year.

Questions and Answers regarding this Distribution

Q1: What is the Distribution?

A1: The Distribution is the method by which Puroil will distribute Units aquired from LogSearch, as a dividend to its shareholders. Following the completion of the Distribution, LogSearch will comply with the periodic filing requirements of the Securities Exchange Act of 1934. This means that shareholders will have access to quarterly financial information and audited financial information at the conclusion of each fiscal year.

According to the terms of the Distribution, Puroil will distribute to its shareholders, who were Puroil shareholders as of the close of business on June 1, 2005 , as a dividend, on the basis of 80% (2,400,000 Units) of the Units being distributed to holders of Puroil's Class B Preferred Stock and 20% (600,000 Units) of the Units being distributed to holders of Puroil's Common Stock. The holders of Puroil Common Stock will receive one (1) Unit for each five shares of Puroil Common Stock held. The holders of Puroil Class B Preferred Stock will receive 3,200 Units for each Class B Preferred share held. Of the Units distributed to Puroil shareholders, 18.4% will be distributed to shareholders who are considered affiliates of Puroil, Unitech and/or LogSearch, and 81.6% will be distributed to shareholders who are not considered affiliates of Puroil, Unitech or LogSearch.

Mr. Durward holds no shares of Puroil Class B Preferred Stock, either directly or indirectly.

There is currently no trading market for LogSearch's shares of common stock, and no assurances can be given that a trading market will ever develop for the shares, or if developed, that any such market can be sustained.

Q2: What is the tax effect of the Distribution?

A2: Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code, provided that Puroil has current or accumulated earnings and profits. The fair market value of LogSearch, Inc.'s shares will be established by trading that we anticipate will develop subsequent to the Distribution. The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Q3: What happens to shares of Puroil common stock and preferred stock after the Distribution?

A3: After the Distribution, both the common shares and Class B preferred shares of Puroil stock will remain issued and outstanding and will continue to represent ownership in Puroil.

Q4: What does a Puroil stockholder need to do now?

A4: Puroil shareholders do not need to take any action at this time. The approval of the Puroil shareholders is not required to effect the Distribution, and Puroil is not seeking a proxy from any shareholders for any purpose. Puroil shareholders should not send in their Puroil share certificates to effect the Distribution. Puroil shareholders will automatically receive their Units through the Distribution.

Q5: May a Puroil shareholder resell any of the Units?

A5: Yes. This prospectus allows Puroil’s shareholders to resell the Units either in private transactions or in the market if a market for the securities exists, pursuant to the terms of this prospectus.

Q6: What must a Puroil shareholder do to resell the Units?

A6: Each shareholder must sell the Units pursuant to terms this prospectus, which includes a fixed price of $0.10 per Unit.  Each shareholder must deliver a copy of this prospectus to each purchaser of the Units sold by such shareholder.

Q7: What are the effects on Puroil shareholders that resell the Units as underwriters under the federal securities laws?

A7: Section 11 of the Securities Act of 1993 provides that in case any part of the registration statement in which this prospectus is included, when such part became effective, contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, then any person acquiring any of the Units may, either at law or in equity, in any court of competent jurisdiction, sue

-

every underwriter with respect to such security;

-

every one that signed the registration statement;

-

every one who was a director of LogSearch at the time of the filing of the part of registration statement with respect to which his liability is asserted;

-

every one who is named, with his consent, in the registration statement as being a director; or

-

every accountant or any person whose profession gives authority to a statement made by him who has with his consent been named as having prepared or certified any part of the registration statement

All or any one or more of the persons described above shall be jointly and severally liable, and every person who becomes liable to make any payment under Section 11 may be able to recover contribution from any other of the above-described persons who, if sued separately, would have been liable to make the same payment.

The amount recoverable under Section 11 may be up to the price at which the security was offered to the public, plus the costs of such suit, including reasonable attorney's fees.

Q8: Where can Puroil shareholders get more information?

A8: Puroil shareholders with additional questions related to the Distribution should contact Mr. James Durward, the President of Puroil, at Puroil, Inc., Suite 400, 715-5th. Ave. SW, Calgary, Alberta, T2P 2X6. The telephone number is (403) 461-8425, and the Fax number is (403) 206-2439.

RISK FACTORS

There are many risks involved in any purchase of the securities offered. The following section on risk factors includes all of the material risks in this offering.

Risks Related to Business Issues

(1)

LogSearch is a start up company in the highly volatile and unpredictable oil and gas industry and subject to all the risks of a new business in this industry. If we are unsuccessful in our proposed business, you may lose your entire investment.

LogSearch is very small and only recently has it begun exploring its business opportunities in the oil and gas industry. Since we are just starting our proposed operations, and we do not know what level of acceptance our current LeadScan software will achieve, and what level of profitability for our Company will result, if any, any investor or shareholder is at risk that our proposed new business may never be able to derive any revenues, achieve or make a profit or, if we do, it may take a very long time to do so.

(2)

Our proposed business may not generate sufficient revenues and profits to cover expected expenditures in the foreseeable future. Additional funds may be needed and may not be available under reasonable terms, or at all, and if not available, we may fail in our proposed business and you may lose your entire investment.

As of the date of this prospectus, LogSearch has received no revenues from its proposed business and none are expected in the foreseeable future. Without additional capital, either from profits generated through our business, or from new funds invested in our Company, the survival of LogSearch may be at risk. The balance sheet for the period ended April 30, 2005, shows a stockholder's equity of $55,393 and working capital of $37,393. Since incorporation on March 2, 2004, our two shareholders have been our only source of capital. We estimate that we have sufficient funds for supporting approximately twelve months of current operations. If we are not able to generate profits from the operations of our business, we may need to raise additional capital. There is no assurance that we will be able to raise sufficient capital to meet our continuing needs under terms we would consider to be acceptable. If we are unable to obtain additional financing as may be required in the future we may not be able to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate possible acquisitions or compete effectively in our marketplace. While our Company recognizes that growth may be accomplished through acquisition of other companies as well as direct internal growth, and that we will look at all potential opportunities as they arise, our Company is not currently contemplating any specific business combination and has no specific acquisition plans, nor have we had any negotiations, plans or arrangements for any acquisition.

There can be absolutely no assurance that we will be successful in achieving sustained profitability, or any profitability at all, or any of our financial objectives, for that matter.

(3)

The potential market for our services may not develop as we expect and/or we may not be able to achieve the level of revenues we require in order reach profitability or to even continue to operate. In this event, we may fail in our proposed business and you may lose your entire investment.

We have had no revenue. With little or no revenues LogSearch may not be able to continue in operation. The proposed plan for growth by acquisition and software marketing has inherent risks. We cannot accurately predict the acceptance of our proposed plan in the marketplace, or the time frame in which any revenues will be achieved.

We have, by way of Internet-based searches and industry-related publication reviews, informally researched the market to get an indication of the potential but the possible results of how we may be able to participate are unpredictable at this time.

(4)

 Our informal study of the concept and preliminary planning for commercializing LeadScan software in the United States was conducted through Internet-based searches and industry-related publication reviews and therefore may prove incorrect about the market for our software and/or our ability to participate in this market, as we currently expect, and our business may fail and you may lose your entire investment.

The evaluation of the market for the software has been done solely by our officers and directors. No independent analysis or study of either the market for the software or our ability to compete in such market has been done by any independent experts engaged by LogSearch. The investor and/or shareholder is at risk if our studies have overestimated the market, underestimated the difficulty of our being able to participate in this market and to generate a profit, or both. In such event, the value of our business may be negatively affected and the value of your shares may be reduced.

(5)

In the agreements related to the licensing of the software, it is possible that disputes could arise between users and LogSearch that could result in LogSearch being named in litigation, and we have no insurance to cover this potential liability, and we may lose the litigation, our business may fail, and you may lose your entire investment.

LogSearch presently has no liability insurance coverage for such contingencies and we do not anticipate acquiring any in the future. If we are involved in any litigation resulting from our software licensing or acquisition activities, it is possible that we could be forced to expend substantial sums on legal fees even if there is no basis for naming LogSearch as a defendant and even if we ultimately win in any such litigation. Any adverse decision in any litigation may result in a financial judgment against us and, therefore, adversely affect our company, its business and operations, and our investors and shareholders. In fact, our business may fail and you may lose your entire investment.

(6)

 LogSearch's success will be largely dependant on the success of its efforts to market LeadScan software and the LeadScan software may encounter natural resistance from its potential users because it causes the users to change they way they currently perform geological prospect workups. In this event, our business may fail and you may lose your entire investment.

The LeadScan system presents a new approach to oil and gas location and, as such, may face resistance from its potential users. This resistance to change could reduce, or even prohibit, our ability to penetrate the marketplace which, in turn, could cause LogSearch to be unprofitable or fail entirely.

(7)

Our company has no history of earnings and uncertain future earnings, and if we do not generate earnings, we may fail, go out of business, and you may lose your entire investment.

To date, LogSearch has not engaged in any business or operations and has generated no revenues. There is no assurance it will generate any revenues from its proposed operations, or if it does, that such revenues, if any, will be sufficient to achieve or sustain operations. We may fail, go out of business and you may lose your entire investment.

(8)

The uncertainty of additional capital places us at risk for continued operations and may result in shareholder dilution.

LogSearch cannot offer assurances that funds will be raised as and when it may require them or that it will be able to raise funds on suitable terms. Failure to obtain such financing as and when needed could delay or prevent LogSearch's proposed business operations, which could adversely affect LogSearch's financial condition and results of operations. If additional capital is raised through the sale of additional equity or convertible securities, dilution to LogSearch's stockholders is likely to occur. There are no financing commitments at this time.

(9)

LogSearch's cash flow could be lower than anticipated due to slower than expected customer acceptance, and our business may fail and you may lose your entire investment.

LogSearch has generated no cash flow and there is no assurance its proposed products or services will be accepted by anticipated customers, or that any such customers will accept the products and/or services at a time and in a manner that will produce revenues for LogSearch as and when required for operations.

(10)

Protection of LogSearch's intellectual property is limited and someone may use our intellectual property to compete against us, thereby reducing our potential revenues from operations, and the value of our company and your investment may be negatively affected.

LogSearch has not applied for protection of its name as a service mark and is relying solely on its common law intellectual property rights for protection. There is no assurance LogSearch will be able to successfully defend its common law service mark if contested or infringed upon.

(11)

We may lose our Commercialization Agreement for the LeadScan software system, which would likely cause our business to fail and you may lose your entire investment.

The Commercialization Agreement may be cancelled upon mutual agreement of both Unitech and LogSearch. Management does not know the ramifications of any such cancellation and does not reasonably expect to know until such case arises. However, if it is cancelled, we would likely go out of business and you may lose your entire investment.

Risks Related to Management Issues

(1)

We are completely dependant on the skills, talents and experience of our management for the development of our business, which may not be adequate to ensure our future success, and may result in failure of the business.

Because our management has limited direct experience in the geographic location within which we are planning to operate, investor funds may be at high risk of loss due to the inexperience of the officers and directors who will be making business decisions. Currently, our management includes only one person, Mr. Durward who has any experience working in the U.S. market. However, such experience did not include licensing operations similar to the operations that LogSearch intends to engage in. This lack of experience may result in our inability to run a successful business.

(2)

LogSearch is completely dependent on its management for product development and marketing.

The current management comprise the only personnel available to develop and implement our proposed business and it is probable that we would not have sufficient capital to hire personnel to continue this work should management for any reason cease or be unable to continue to work. Without personnel to replace our officer and director management, we will not be able to continue to operate. The present management acquired its controlling interest in LogSearch on March 2, 2004, by virtue of management's controlling interest in Unitech Energy Corp. and Puroil and those companies' combined 100% ownership of LogSearch at that time. Mr. Durward, our President, acquired Unitech’s 17,000,000 shares of LogSearch in October 2005.

(3)

The members of our management have other business interests, which require their attention and could prevent them from providing LogSearch’s business with the amount and quality of attention that it needs.

Neither Mr. Durward nor Mr. Cozac have any contractual time commitments with any of the companies they are involved with, and they allocate time as they see fit on an as-required, when-required basis. Practically, Mr. Durward devotes the majority of his time to Unitech Energy Corp . and, at this time, that company has day-to-day management demands. Mr. Durward and Mr. Cozac are unable to specify management time allocations at this time; as such allocations will necessarily be based on the business activities of LogSearch, which cannot be adequately forecast at this point.

Mr. Durward devotes approximately sixty percent (60%) of his time to the combined businesses of Unitech and LogSearch Inc. There is no contractually specified allocation of his time to LogSearch and Mr. Durward allocates his time to LogSearch, at his sole discretion, on an "as needed-when needed" basis. Mr. Durward estimates that he may spend up to 10 hours per week on LogSearch affairs, but this time will vary depending on LogSearch's requirements and workload at any given time. The remainder of his time will be devoted to his other business interests, as set out below. Mr. Durward regularly works 70 to 80 hours per week and devotes approximately 45 hours a week to Unitech and affiliated companies business so he considers himself a full-time employee. Mr. Durward has served as President and director of LogSearch since its incorporation in March 2004. Mr. Durward is also the president, since October, 1999 of Unitech Energy Corp., an Alberta corporation and, since February 10, 2004, Unitech Energy Corp, a Nevada corporation. Mr. Durward is also the President and a Director of Emission Differentials Ltd., a company developing an emissions trading business. Mr. Durward is also the President of Puroil Technology Inc., a venture capital company involved in the formation and financing of startup companies.

(4)

Investors have little say in the management of LogSearch which could make it difficult for them to make changes in our operations or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

After the distribution, and assuming no warrant exercise, the officers, directors and major shareholders will directly and indirectly having voting control over 18,550,400 (88.34%) of LogSearch's common stock and will be in a position to continue to control LogSearch. Of these 18,550,400 shares, Puroil Technology Inc. will hold 1,000,000 shares and Mr. James Durward, our President, will directly own 17, 550,400 shares. Mr. Durward is the control person of Puroil Technology Inc. Therefore, after completion of the distribution of the Units to the shareholders of Puroil Technology, Mr. Durward, directly and indirectly, will have voting control over 18,550,400 or 88.34% of the company’s outstanding shares of common stock, which gives him control over LogSearch. Such close control may be risky to the investor because the entire company's operations are dependent on a very few people who could lack ability, or interest in pursuing LogSearch's operations. In such event, our business may fail and you may lose your entire investment.

(5)

Conflicts in Management may negatively affect our business operations and the value of our company and your shareholdings.

Since Mr. Durward is a common member of the boards of directors of LogSearch, Puroil and Unitech Energy Corp., and Mr. Cozac is a manager of Unitech and a director of LogSearch, there may arise conflicts of interest in their respective duties to the individual companies. Such conflicts may negatively impact our business operations and may reduce the value of your shares.

Mr. Durward, either directly or indirectly, could at some point in the future invest in or act for, a company that competes with LogSearch and that could at some point in the future place him in a conflict of interest with LogSearch. Also, Mr. Durward could choose to support a competitor of LogSearch and, by virtue of LogSearch’s dependence on Mr. Durward's management skills and control of LogSearch, LogSearch could fail in its business, resulting in a loss of your investment.

Similarly, if Mr. Cozac, either directly or indirectly, invests in or acts for, a company that competes with LogSearch, such conduct could place him in a conflict of interest with LogSearch. Mr. Cozac could choose to support a competitor of LogSearch rather than LogSearch and that, by virtue of LogSearch's partial dependence on his management skills, could result in a failure of LogSearch and the loss of your investment.

Risk Factors Related to Financial Issues

(1)

No cash dividends are anticipated in the foreseeable future, so you may receive no return on your investment from LogSearch.

LogSearch has not yet commenced operations, has not realized any income and has not, since incorporation, paid dividends. Furthermore, LogSearch does not anticipate that it will pay dividends in the foreseeable future, the investor or shareholder will only profit by an increase in the value of his Units or the securities that are included in the Units.

There may not be an increase in the value of the Units or any of the securities included in the Units.

Our profits, if any, during the next several years are expected to be used to fund its ongoing operations and future business and market development.

(2)

There is no market for the common stock for our shares of common stock and none may ever develop, so you may not have a market in which to sell your shares.

Even after the distribution of the Units is completed, there is no assurance a market will develop for the shares of common stock that are included in the Units or for the Units themselves. If a market does develop for the common stock, at best, it may only qualify for trading on the OTC Bulletin Board, ,which may result in the risk of very minimal liquidity for the shares. Therefore, you may not be able to sell your shares.

(3)

 Our stock will likely be low priced and, therefore, not liquid. Thus, you may not be able to sell your shares or Units.

It is likely that our common stock will trade below $5.00 per share, and as a result, we would be subject to the Securities Enforcement and Penny Stock Reform Act of 1990 (the "Penny Stock Rules"). The Penny Stock Rules may adversely affect the market liquidity for our common stock by limiting the ability of broker/dealers to sell our common stock and the ability of those receiving shares as part of the Units from  this offering to sell their securities in the secondary market. Broker-dealers trading in penny stocks must, among other things:

(a)

Provide customers with a risk disclosure statement setting forth certain specified information prior to a purchase transaction;

(b)

Disclose to the customer inside bid quotation and outside offer quotation for the penny stock, or, in a principal transaction, the broker-dealer's offer price for the penny stock;

(c)

Disclose the aggregate amount of any compensation the broker-dealer receives in the transaction;

(d)

Disclose the aggregate amount of the cash compensation that any associated person of the broker-dealer, who is a natural person, will receive in connection with the transaction;

(e)

Deliver to the customer after the transaction certain information concerning determination of the price and market trading activity of the penny stock.

Non-stock exchange and non-NASDAQ stocks would not be covered by the definition of penny stock for:

(i)

issuers who have $2,000,000 tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years) or average revenue of at least $6,000,000, for the preceding three years;

(ii)

transactions in which the customer is an institutional accredited investor;

(iii)

 transactions that are not recommended by the broker-dealer; and

(iv)

 LogSearch's stock price may be volatile.

In recent years and months, the U.S. stock market has experienced significant price and volume fluctuations. These fluctuations, which are often unrelated to the operating performances of specific companies, have had a substantial effect on the market price of stocks, particularly stocks like LogSearch's. It is also possible that LogSearch's operating results will not meet the expectations of its public market analysts, if any, which could have an adverse effect on the trading price of its common shares, assuming the stock ever trades, of which there is no assurance. Accordingly, the market price, if any, for LogSearch's common stock may fluctuate substantially.

(4)

Potential Future Sales Pursuant to Rule 144 may cause additional dilution to your shares and may lower the market price, if any, for your shares.

Except for the shares held by our President, Mr. James Durward, of the 21,000,000 shares of LogSearch's common stock outstanding prior to this Offering, all are "Restricted Securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933 (the "Act"). In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of LogSearch and who has beneficially owned the shares a minimum period of two years.  Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of LogSearch's common stock. No outstanding shares, other than the Units which are the subject of this registration, may be sold without compliance with the limitations described above; the Units may only be re-sold pursuant to the terms of this prospectus And cannot be re-sold pursuant to Rule 144 ..  All shares, other than the Units to be distributed hereunder and shares owned by our President, Mr. James Durward, are held by affiliates and subject to the restrictions of Rule 144. (See" Certain Transactions.") The shares held by Mr. Durward may only be resold pursuant to an effective registration statement.

(5)

Our Authorized Preferred Stock provides an anti-takeover provision, which may limit the number of potential purchasers of your shares and may adversely affect the purchase price in any public market that may develop for the shares.

LogSearch is authorized to issue up to 5,000,000 shares of $0.001 par value preferred stock with the rights, preferences, privileges and restrictions thereof to be determined by our Board of Directors. The privileges and preferences that may accompany the Preferred Stock could give it a preference to dividends over LogSearch’s common stock. Preferred stock can be issued without the vote of the holders of common stock. Rights could be granted to the holders of preferred stock that could reduce the attractiveness of LogSearch as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock. No preferred stock is currently outstanding, and we have no present plans for the issuance of any shares of preferred stock. This provision may have the effect of reducing then value of your shares in the public market, if any develops.

(6) The resale of the Units by the selling shareholders will make them underwriters pursuant to the Securities Act of 1933 and subject to potential liability.

Section 11 of the Securities Act of 1993 (the “Securities Act”) provides that if the registration statement in which this prospectus is included contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, then any person acquiring any of the Units may sue certain persons that are associated with the prospectus, including the underwriters. The amount recoverable under Section 11 may be up to the price at which the security was offered to the public, plus the costs of such suit, including reasonable attorney's fees.

The selling shareholders will be underwriters under the Securities Act and therefore each of them will be liable for any untrue statements of material facts made in the registration statement or omissions of material fact.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements made by the registrant based on its current expectations about its business and its industry. You can identify these forward-looking statements when you see words such as "EXPECT," "ANTICIPATE," "ESTIMATE", "INTEND", and other similar expressions. These forward-looking statements involve projections and uncertainties and actual results could differ materially from those anticipated in these forward-looking statements as a result of such risk factors as discussed in the section entitled "Risk Factors". The safe harbor provisions applicable to forward looking statement found in the Securities Act of 1933 and the Securities Exchange Act of 1934 do not apply to the forward looking statements made in this prospectus.

LogSearch undertakes no obligation to publicly update any forward-looking statements for any reason, even in the event new information becomes available or other events occur in the future, after the date of this registration statement.

Unless otherwise indicated, all references to "Dollars", "$" or "US$" refer to U.S. dollars and all references to "Cdn$" refer to Canadian dollars.

Use of Proceeds

The distribution and resale of the Units will not result in the payment to LogSearch of any purchase price as the Units are being distributed by Puroil and subsequently resold by Puroil’s shareholders. However, in the event that any or all of the Warrants are exercised, the proceeds from such exercise will be used as general working capital. It is anticipated that a portion of the proceeds would be used for general administrative expenses, including the  expense associated with the reporting obligations under federal securities laws as well as costs associated with advertising of LeadScan software.

Selling Security Holders

Since all of the Units are being distributed to the Puroil shareholders immediately after the effective date of the registration statement in which this prospectus is included and are offered for resale by the Puroil shareholders, the share information below represents the holdings of each Puroil shareholder after the Distribution as “Pre-Resale Holdings”.  The list of holdings provided below represents the Units held and offered by the selling security holders.  Shareholders in resale transactions are underwriters under the federal securities laws.

Last Name	First Name	Affiliate	Pre-Resale Holdings of Units	Number of Units Offered for Sale	% of Units held after Resale

Alberding	Joe	no	500	500	<1%
Albert	Richard	no	500	500	<1%
Albery	Malcolm	no	500	500	<1%
Amery	Sine	no	500	500	<1%
Baker	Neil	no	500	500	<1%
Baker	Claudia	no	500	500	<1%
Beeman	D. Robb	no	500	500	<1%
Bosch	Syd	no	500	500	<1%
Brundrit	D. Roger	no	500	500	<1%
Bryksa	Haley	no	500	500	<1%
Bucci	Joe	no	500	500	<1%
Cozac	Darryl	Corporate Secretary	800	800	<1%
Crous	Christiaan	no	500	500	<1%
Curry	Dave	no	500	500	<1%
Dalla Longa	Dan	no	500	500	<1%
Dubois	Gustav	no	500	500	<1%
Durward	James	President	550,400	550,400	39.93%
Fitzgerald	Lavana	no	500	500	<1%
Forezli	Miguel	no	500	500	<1%
Funfer	D'arcy	no	500	500	<1%
Gilmour	Gordon **	no	208,500	208,500	<1%
Graham	Richard	no	500	500	<1%
Granacher	Franz	no	500	500	<1%
Haigh	Jacqueline	no	500	500	<1%
Halaburda	Jean	no	500	500	<1%
Harley	Janelle	no	500	500	<1%
Henchall	Gordon	no	400	400	<1%
Heughan	Dave	no	500	500	<1%
Hodgson	John	no	500	500	<1%
Holt	Peter	no	500	500	<1%
Hopkins	Michael	no	500	500	<1%
Jacobson	Robyn	no	400	400	<1%
Johnson	Kristine	no	500	500	<1%
Kohut	Ken	no	500	500	<1%
Kramer	Katherine	no	500	500	<1%
Lancaster	Karen	no	500	500	<1%
L'Amarca	Tony	no	500	500	<1%
Lambo	Zig	no	500	500	<1%
Laustsen	Dana	no	400	400	<1%
Lazarchuk	Nick	no	500	500	<1%
Lee	Robert	no	500	500	<1%
Levine	Susan	no	500	500	<1%
Levine	Jonathan	no	500	500	<1%
Lindberg	Dean	no	400	400	<1%
Makhlouf	Magdy	no	500	500	<1%
Marquardt	George	no	500	500	<1%
Martens	Eric	no	500	500	<1%

McIntyre	Lawrie	no	400,500	400,500	<1%
McKenna	Bernard	no	500	500	<1%
McMahon	Maureen	no	500	500	<1%
Morrill	Mark	no	500	500	<1%
Onilov	Ilie	no	500	500	<1%
O'Shea	Sheila	no	500	500	<1%
Poli	Seann	no	500	500	<1%
Rana	Zahir	no	500	500	<1%
Rawnsley	Patricia	no	400	400	<1%
Reed	John	no	400	400	<1%
Remenda	Dan	no	500	500	<1%
Rix	Gordon **	no	800,500	800,500	<1%
Runions	Neil	no	400	400	<1%
Saunders	Chris	no	400	400	<1%
Schaper	Christina	no	500	500	<1%
Schlager	Marty	no	400	400	<1%
Sillito	Sandi	no	500	500	<1%
Singh	Prem	no	10,200	10,200	<1%
Skulmoski	Gordon	no	300	300	<1%
Spilker	Mark	no	500	500	<1%
Stark	Stacey	no	500	500	<1%
Sullivan	Mike	no	500	500	<1%
Taylor	Larry	no	400	400	<1%
Taillieu	Wilf	no	500	500	<1%
Taillieu	Mavis **	no	800,500	800,500	<1%
Tse	Victor	no	500	500	<1%
Tycolis	Tim	no	500	500	<1%
Ubhi	Perminder	no	400	400	<1%
Van de Pol	John	no	500	500	<1%
Vlahovic	Milic	no	500	500	<1%
Valhovic	Mashan	no	500	500	<1%
Wakaruk	Chris **	no	192,500	192,500	<1%
Warness	Dr. Stajen	no	500	500	<1%
Westersund	Dr. Curtis	no	500	500	<1%
Whelan	Mark	no	500	500	<1%
Williams	J.A. & IrisM	no	400	400	<1%
TOTALS			3,000,000	3,000,000

*After the Distribution Mr. Durward will hold voting and investment control over the following shares:

a.

17, 550,400 shares which will be in his name

 and are not being registered or offered by this prospectus ; and

c.

1,000,000 shares held in the name of Puroil Technology Inc. and which are not being registered by this Prospectus.

** Holders of Puroil Class B preferred shares

Section 11 of the Securities Act of 1993 provides that in case any part of the registration statement in which this prospectus is included, when such part became effective, contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, then any person acquiring any of the Units may, either at law or in equity, in any court of competent jurisdiction, sue

-

every underwriter with respect to such security;

-

every one that signed the registration statement;

-

every one who was a director of LogSearch at the time of the filing of the part of registration statement with respect to which his liability is asserted;

-

every one who is named, with his consent, in the registration statement as being a director; or

-

every accountant or any person whose profession gives authority to a statement made by him who has with his consent been named as having prepared or certified any part of the registration statement

All or any one or more of the persons described above shall be jointly and severally liable, and every person who becomes liable to make any payment under Section 11 may be able to recover contribution from any other of the above-described persons who, if sued separately, would have been liable to make the same payment.

Since each selling shareholders will be regarded as an “underwriter” pursuant to the Securities Act of 1933 in connection with the resale of the Units, each selling shareholder will be subject to liabilities described above.

The amount recoverable under Section 11 may be up to the price at which the security was offered to the public, plus the costs of such suit, including reasonable attorney's fees.

PLAN OF DISTRIBUTION

General

A total of 81% of the outstanding common stock of LogSearch is presently owned by our president, Mr. James Durward, who is also the president of Unitech Energy Corp., which owns the LeadScan system , which LogSearch licenses .. The other 19% of the outstanding common stock of LogSearch is presently owned by Puroil, a privately held Oregon venture capital corporation. Puroil shareholders will not be required to pay for the Units received in the distribution or to exchange shares of Puroil in order to receive the Units. The 17 million shares of LogSearch's common stock owned by Mr. Durward are not subject to this prospectus and are not being registered. Furthermore, 1,000,000 Units held by Puroil are also not being registered by this prospectus. If all of the outstanding Warrants were exercised, resulting in the issuance of an additional 2 million shares, Unitech's percentage ownership of LogSearch would be reduced to 74% from its current 81%.

Pursuant to applicable U.S. securities laws and regulations, the selling security holders identified in this prospectus will be deemed to be conducting a primary offering on behalf of LogSearch Inc. and Puroil Technology Inc. and the selling security holders are underwriters of the securities offered hereunder. Puroil Technology Inc. will be distributing the securities to its shareholders without any compensation or other consideration.

This prospectus covers the registration and distribution to the shareholders of Puroil, and the subsequent resale by the shareholders of Puroil, of 3 million Units, which consists of (a) 3,000,000 shares of common stock of LogSearch; and (b) 3,000,000 share purchase warrants convertible into an additional 1,500,000 shares of common stock of LogSearch upon tender to LogSearch of two share purchase warrants plus $0.10 for one (1) share of common stock within 12 months of the date of this prospectus; the warrants will expire on

, 2006. Prior to the exercise or expiration of the Warrants by the selling shareholders, the shares of common stock and the warrants, that together make up the Units, must be sold hereunder together as the Units. If a selling shareholder exercises all or part of the warrants that are part of the Units, those Units that contain the exercised warrants will no longer be Units and the selling shareholder may separately sell the original shares at $0.10 per share and the shares that were acquired by the exercise of the warrants at $0.10 per share. The offer and sale of the shares underlying the Warrants by LogSearch to the public, is also being registered under this prospectus.

The Units are being distributed as a dividend to Puroil shareholders. All 3,000,000 Units are also being offered for re-sale under this prospectus by the Puroil shareholders at $0.10 per Unit. The offering and resale of the Units must be done by the selling shareholders in accordance with this prospectus and the resale cannot be conducted pursuant to Rule 144.  Certificates representing the securities that are delivered as part of the distribution to the Puroil shareholders will be affixed with a restrictive legend that the transfer of such shares must be done pursuant to the prospectus that is part of the effective registration statement. Moreover, the transfer agent will be instructed not to effect the transfer of any of the securities unless the selling shareholder has affirmed in writing that it has provided the buyer with a copy of this prospectus in connection with the sale.

Mr. Durward

 owns 17,000,000 fully paid shares of common stock of LogSearch (the "Unitech Shares"). The Unitech Shares were originally issued as consideration for a Commercialization Agreement for certain Unitech proprietary technology rights, plus $20,000.00 cash. Mr. Durward acquired the Unitech shares from Unitech in October 2005 at a total cost of $20,000. These shares are not being registered for sale by this prospectus. Puroil is a selling shareholder, and owns 4,000,000 Units, for which it paid a total of $59,000, or approximately $0.015 per Unit.  The Units held by Puroil include 4,000,000 shares of LogSearch common stock and Warrants which are convertible into an additional 2,000,000 shares of common stock of

LogSearch upon tender to LogSearch of two warrants plus $0.10 for one (1) share of Common Stock, anytime within 12 months from the date this prospectus becomes effective. Of the 4,000,000 Units that Puroil owns, Puroil is registering 3,000,000 Units.

The 1,000,000 Units owned by Puroil that are not being registered by this prospectus are referred to as the "Held Securities". The Units, the Held Securities and the Unitech Shares collectively total 21,000,000 shares of LogSearch, assuming none of the Warrants are ever exercised, and 23,000,000 shares, assuming all of the Warrants are exercised, of which there is no assurance.

Puroil will distribute to its shareholders the Units (see "Distribution"). The Distribution will be made to five (5) holders of record of Puroil preferred Class B stock and eighty-four (84) holders of record of Puroil common stock, such holders being of record as of the close of business on June 1, 2005 .. The Distribution will be on the basis of 80% of the Units (2,400,000 Units) being distributed to Puroil's Class B Preferred shareholders and 20% of the Units (600,000 Units) being distributed to Puroil's common shareholders. The Puroil common shareholders will receive 1 Unit for each five shares of Puroil common stock held. The Puroil Class B Preferred shareholders will receive 3,200 Units for each Class B Preferred share held. The 3,000,000 shares of the common stock which are part of the Units, distributed to Puroil shareholders will represent 14.3% of all the issued and outstanding shares of the common stock of LogSearch before any Warrant exercise, and 13. 0% of all the issued and outstanding shares of the common stock of LogSearch, assuming all the Warrants are exercised and converted into an additional 2,000,000 shares of LogSearch common stock, of which there is no assurance. After the registration, and assuming all Warrants are exercised, of which there is no assurance, the management of LogSearch will, directly and indirectly, control approximately 88.7% of the total issued and outstanding common stock of LogSearch.

Registering Shareholders

Unit Distribution

Puroil Technology Inc., an existing shareholder that owns 19% of our outstanding common stock prior to this Distribution, and will own 4.8% after this Distribution. Puroil is registering and distributing the Units as a dividend to its shareholders.

The common shareholders of Puroil do not pay for the Units distributed to them by this prospectus. The Common shareholders of Puroil receive their LogSearch Units as a dividend. The Puroil Class B preferred shareholders provided Puroil with the capital that was used to purchase Puroil's position in LogSearch. The Preferred B shareholders receive 3,200 LogSearch Units for each Preferred B Puroil share they own whereas the Puroil common shareholders receive only one Unit of LogSearch for each 5 common shares of Puroil owned. The ratio was determined by arm's-length negotiation between LogSearch management and the Puroil Class B Preferred shareholders. No other class of Puroil preferred shares will receive securities under the Distribution because all Puroil preferred share classes have exclusive connections to other ventures that are being funded by Puroil at any given point in time.

Resale of Units

This prospectus also covers the shareholders of Puroil will be offering and reselling the Units under this prospectus at the price of $0.10 per Unit.

Exercise of Warrants

This prospectus also covers the offering to the distribution recipients and to the public of the shares underlying the warrants which will be issued upon payment of $0.10 per share plus two warrants, for one (1) share. The warrants expire 12 months from the date of this prospectus, which date will be

, 2006.

Dilution

There is no dilution in share value to either Puroil Technology or its shareholders who will be receiving Units through this Distribution, since no new shares are being issued by LogSearch, Inc. as a result of the distribution and the resale of the Units. Exercise of the Warrants, however, could result in ownership dilution to LogSearch shareholders who exercise their Warrants, as newly issued shares of common stock will be received by the exercising Warrant holders.

"Dilution" represents the difference between the price per share paid by current shareholders and the net tangible book value per share immediately after the conversion of the 4,000,000 currently outstanding Warrants. There can be no assurance that any Warrants will be converted, but for purposes of this dilution discussion and analysis, it will be assumed that all of the 4,000,000 Warrants will be converted into 2,000,000 shares of common stock, and $200,000 is paid to LogSearch.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets in LogSearch from its total assets. Dilution arises mainly from the arbitrary decision by LogSearch as to the conversion price per share of the shares to be issued upon conversion of the Warrants. Dilution of the value of the shares purchased by the Warrant holders, upon conversion, will also be due to the lower book value of the shares presently outstanding.

As of July 31 , 2005, the net tangible book value of the currently outstanding shares of LogSearch (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was $ 36,293 or $. 00173 per share (based upon 21,000,000 shares outstanding).

Upon conversion of all of the Warrants outstanding (4,000,000), of which there can be no assurance, but without taking into account any change in such net tangible book value after completion of this offering, the net tangible book value of the 23,000,000 shares to be outstanding will be $ 236,293 , or approximately $.010 per share.

Accordingly, the net tangible book value of the shares held by the present shareholders of LogSearch (i.e. 21,000,000 shares) will be increased by $.0082 per share without any additional investment on their part, and the Warrant holders who exercise their Warrants will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $.10 per Unit) of approximately $.09 per share.

After conversion of all of the Warrants, of which there can be no assurance, and the issuance of a total of 2,000,000 shares of common stock, the converting Warrant holders will own approximately 9% of the total number of shares then outstanding, for which they will have made a cash investment of $200,000 or $.10 per share. The current shareholders of LogSearch will own approximately 91% of the total number of shares then outstanding, for which they have made contributions of cash totaling $79,002, or approximately $.004 per share.

The following table sets forth a comparison of the respective investments of the current shareholders and the new shareholders.

	CURRENT SHAREHOLDERS	NEW SHAREHOLDERS (1)
Price per Share	$0.004	$0.10
Capital Contributions	$79,000	$200,000
Net tangible book value per Share before Offering	$0.002	N/A
Net tangible book value per Share after Offering	$0.010	$ .01
Increase to current shareholders in net tangible book value per Share due to offering	$0.008	N/A
Dilution per Share to new shareholders	N/A	$0.09

(1)

Warrant holders who exercise their Warrants, up to 4,000,000 Warrants, by tendering two (2) Warrants and $.10 for one (1) share of common stock.

In the event Warrants are exercised, LogSearch may have an obligation to amend this registration in order to present current material information, including financial information.

Material Relationships

LogSearch, Unitech Energy Corp., and Puroil have a common officer and member on their Boards of Directors, namely James Durward, who, due to his shareholdings in those companies, effectively controls each of LogSearch, Puroil and Unitech Energy Corp. Mr. Cozac, an officer and director of LogSearch, is also the contract technical services manager for Unitech.

Manner of Distribution

Pursuant to the plan of distribution, Puroil will distribute to its shareholders 3,000,000 Units in a distribution, as determined by Puroil management, on the basis of 80% of the Units being distributed to Puroil's Class B Preferred shareholders and 20% of the Units being distributed to Puroil's common shareholders. At the discretion of Puroil management, and consistent with its Bylaws, no Units are being distributed to Puroil Class A shareholders. The Puroil common shareholders will receive 1 Unit for every five shares of Puroil common stock held. The Puroil Class B Preferred shareholders will receive 3,200 Units for each Class B Preferred share held.  On June 1, 2005 , Puroil had issued and outstanding 3,000,000 common shares and 1,000 Class A Preferred shares and 750 Class B Preferred shares. The Class A Preferred shareholders will receive none of the Units unless they are also common shareholders of Puroil. On June 1 , 2005 , Puroil had 84 common shareholders of record. The Units will be mailed to Puroil shareholders after the effective date of this registration statement.

In regard to the Distribution of the Units to Puroil's shareholders, Puroil will be an underwriter under the federal securities laws. In regard to the resale of the Units by the Puroil shareholders, such shareholders will be an underwriter under the federal securities laws.

Upon the distribution of the Units to the Puroil shareholders, no certificates representing the Units, the shares of common stock, or the warrants will be issued by the transfer agent. The Distribution will be completed by recording the transfer of the Units on the books and records of LogSearach by its transfer agent. LogSearch has made arrangements with its transfer agent that, following the distribution of the Units to the Puroil shareholders, no resale of the Units (or any security that comprises the Units) by such shareholders shall take place without compliance with the prospectus delivery requirements of the Securities Act of 1933. Only upon completion of the prospectus delivery requirements by the selling shareholders (i.e. the Puroil shareholders) and the sale of the securities held by a selling shareholder at the applicable fixed price, shall any certificates representing the Units, common stock and/or warrants, as the case may be, be issued and delivered to the buyer.

Blue Sky Laws

This Distribution is not being made in any jurisdictions of the United States in or Canada where this Distribution would not be in compliance with the securities or blue-sky laws of such jurisdiction. This Prospectus will be delivered to those Shareholders of Puroil participating in this Distribution, as listed in the "Selling Security Holders" section.

This Prospectus relates to the Units received in the Distribution to the Puroil shareholders. The Distribution of the Units will be made to Puroil shareholders without any consideration being paid and without any exchange of securities by the shareholders of Puroil. Neither Puroil nor LogSearch will receive any proceeds from the Distribution by Puroil of the Units nor from the sale of any Units by any persons who may be deemed to be the underwriters.

LogSearch will receive proceeds from this offering to the extent Warrants are exercised and shares paid for. The total amount that could be received by LogSearch is $200,000. However, there is no assurance any of the warrants will ever be exercised. Shares to be issued pursuant to warrant exercise are registered under this prospectus.

A copy of this Prospectus will be mailed to each Puroil common shareholder and each Puroil Preferred B shareholder of record on June 1, 2005 , together with the certificates representing the securities that make up the Units, to which the shareholder is entitled. Persons wishing to evaluate the Units being distributed to them should review this Prospectus carefully.

Reason for the Distribution

The board of directors of Puroil has decided that the Units of LogSearch in the hands of individual shareholders may provide more liquidity to Puroil shareholders than if corporately owned. If, at some future date, the that are included in the Units are publicly traded, then shareholders may determine for themselves on an individual basis whether they wish to sell their shares and obtain personal liquidity or wish to retain the shares for possible future potential. There can be no assurance that the shares will be publicly traded or, if so, whether the market will provide any particular return to the shareholder.

Costs of Distribution

LogSearch estimates that the total cost of the Distribution will be approximately $30,000. LogSearch has agreed to pay all such costs.

Market Information

Our common stock is not traded on any exchange. Accordingly, there is no public market for the securities. We plan to eventually seek quotation on the OTC/Bulletin Board, once our registration statement has cleared comments of  the Securities and Exchange Commission. We cannot guarantee that we will obtain approval for a quotation. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a quotation of the securities on any of the public trading markets, including the Over-the-Counter Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTCBB.

We intend to apply for quotation of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this quotation. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other quotation requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our securities because they will be considered penny stocks and will be subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares listed for trading, purchases and sales of our shares are expected to be generally facilitated by NASD broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As of October 15, 2005, we had 21,000,000 shares of common stock outstanding, held by two stockholders: (1) Mr. Durward, our president , holding 17,000,000 shares and (2) Puroil Technology Inc., holding 4,000,000 Units which consist of 4,000,000 shares of common stock and 4,000,000 share purchase warrants. Upon completion of this Distribution, all common shares held by both Unitech and Puroil, which are not subject to the

Distribution, will continue to be restricted and will not be able to be resold except pursuant to an effective registration statement under the Securities Act.

The re-sale of the Units by the Puroil shareholders, following distribution of the Units to them by Puroil, will be freely transferable, subject to the condition that resales of the Units be at a fixed price of $0.10 per Unit and be accompanied by this prospectus.

DETERMINATION OF OFFERING PRICE

Since this Distribution is a dividend of outstanding Units held by Puroil Technology Inc., an existing stockholder of LogSearch, there is no offering price and no dilution to existing shareholders of LogSearch. The offering price for The resale of the Units by the shareholders of Puroil has been set at $0.10 per share. The factor considered in determining this offering price is the risk associated with the funding of a start-up company as perceived by Puroil’s management. If all of the 3,000,000 Units offered for re-sale were sold at $0.10, the selling shareholders would receive in the aggregate $300,000 compared to the $79,000 in initial capital that was provided for LogSearch.

There is the potential for Warrant exercise that could result in an additional 2,000,000 shares of common stock being issued at an exercise price of $0.10 per share. Any warrant exercise, in whole or part, would provide LogSearch with $0.10 per share of common stock issued. Mr. Durward solely determined the exercise price of the Warrants based on what he believed represented the price at which potential preferred shareholders of Puroil would agree to. The offering price of the Units and warrants being offered by the selling shareholders was determined in the same manner.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We believe LogSearch has sufficient cash resources to operate at the present level of operations and expenditures for the next twelve (12) months. Our general operating costs are expected to be less than $2,000 monthly and are not expected to exceed this level within the next 12 months. Depending upon a variety of factors that may affect our business plan and proposed operations, we may seek additional capital in the future, either through debt, equity or a combination of both. We may also acquire other assets through the issuance of stock. No assurances can be given that such efforts will be successful. We have no specific plans, negotiations or arrangements at present for raising additional capital or acquiring other assets.

Milestones planned for first twelve (12) months of operations

The following is the history and projected future activities of LogSearch in milestone format.

Milestone #1: Development of the concept and preliminary planning for commercializing LeadScan software in the United States was completed in January, 2004 by the management of LogSearch

This included Internet-based searches for potential competitors and reviews of their relevant products, and potential distributors and potential users. This also included the structuring of LogSearch as a majority-owned Unitech subsidiary so that in the event that opportunities (such as the acquisition of other software) or expenses (such as increased marketing budgets) arise that may require additional capital, of which no such opportunities or expenses currently exist, Unitech could use other investors capital to fund LeadScan's entry into the US market. There are no specific current plans to undertake an offering to raise capital at this time, nor have there been any negotiations for or commitments to provide any financing from any source. This study was performed solely by our President. The results and conclusions reached from the study could be incomplete or inaccurate.

Milestone #2: LogSearch was incorporated on March 2, 2004 as a wholly-owned subsidiary of Unitech Energy Corp. and subsequently funded by Puroil for initial operations and the completion of this Distribution. Mr. Durward, our president, acquired all of Unitech’s 17,000,000 LogSearchshars in October 2005. Management expects that the costs of the distribution will be approximately $30,000 and, due to the lengthy registration process, management plans to keep costs at a minimum during the process. Funds for this expense will come from our treasury. As of July 31, 2005, we have $ 36,293 in our cash account.

Milestone #3: A market study is planned for the two-month period immediately following the effective date of this prospectus. This delay in our operations is caused by the lengthy registration process of the registration statement in which this prospectus is included and management’s desire to keep costs to a minimum during the registration process. Management believes that any material development, including sales, licenses, or distribution agreements, during the registration process, will cause yet further delays as this prospectus and the registration statement could require modification in the event of a material change. This market study will be conducted by our President, using telephonic and Internet means, and is expected to determine the number of potential purchasers of our system. Potential distributors are to be identified in a second study as set out in Milestone 4 below. Estimated cost for this survey is $1,000 and funds will come from our treasury.

This study is different from the study described in the milestone #1 discussed above in that personal contact is planned with potential customers. This market study is planned to be comprised of telephone interviews with multiple potential oil and gas company buyers, who will be located via Internet searches. The nature of the study is  to determine the general level of interest in the product, desired product features, the level of well log data available to be analyzed by LeadScan at any particular company, and pricing resistance points. The study will also comprise the location and canvassing of potential distributors for LeadScan.

Milestone #4: Establishment of pricing models and potential channel distribution partners is planned for completion during the two-month period immediately following the market study as set out in milestone #3 above. Our President will conduct the study.

LeadScan could be sold on a "seat" basis where each user is billed monthly or annually for access to LeadScan or on a "site" basis where the oil and gas company pays a single annual fee for an unlimited number of users of LeadScan. In the case of a channel distribution partner's involvement, the difference is that the channel distribution partner would take a percentage of whatever fees are generated by the sale of LeadScan. We do not know at this time what pricing models and channel distribution costs will be acceptable and the reason for the study is to determine this.

We expected the cost of this survey to be $1,000, which will be the primary cost associated with making telephone calls.

Milestone #5: Advertising in industry magazines during the period. Estimated cost is $15,000. This milestone should mark the first revenues for LogSearch. Depending on the success of the marketing efforts, LogSearch may need to obtain addition capital from loans or sale of additional equity. Funds for these expenses are sourced from our treasury.

Other Activities During the First Twelve (12) Months of Operations

Additional capital could be required in the case where LogSearch fails to generate sufficient revenues from LeadScan sales to offset its operational costs. LogSearch may also need to raise additional capital in the case where LogSearch desires to acquire another company and the other company's shareholders demand cash for their shares. While LogSearch management will always consider merger and acquisition candidates to grow LogSearch for the benefit of its shareholders, there are currently no merger and acquisition candidates known to LogSearch management and there are no plans to merge with or acquire any other business in the foreseeable future. Our business plan is not specifically to engage in a merger or acquisition with another company but it is possible that LogSearch may combine with another company.

In the next twelve months, LogSearch intends to pursue arrangements for the quotation of its securities on the OTC/Bulletin Board, the establishment of its stated business operations, and marketing of the LeadScan system. There can be no assurance we will achieve these objectives, or any one of them.

If these objectives are met, then LogSearch expects to be able to generate revenues and operate profitably without raising further equity. There can be no assurance we will achieve these objectives, or any one of them.

Results of Operations for Period Ended October 31, 200 4 and July 31, 2005

As LogSearch has only recently been incorporated and begun operations, there are no revenues to report and none are expected until later in the 2005 calendar year, if at all. From formation on March 2, 2004, LogSearch has concentrated on formative activities and preparation of this registration statement.

Net losses for the period ending October 31, 2004, were $11,527 and were $ 15,029 for the nine months ended July 31, 2005.  There are no comparative results as LogSearch was only recently formed.

LogSearch had total assets of $69,836 at October  31, 2004, and $ 55,531 at July 31, 2005, which was substantially all in cash, and there are no comparative results as LogSearch was only recently formed.

LogSearch had total current liabilities of $2,363 at October 31, 2004, and $ 3,087 at July 31, 2005.  There are no comparative results as LogSearch was only recently formed. This liability represents costs associated with the formation of LogSearch.

At October 31, 2004, LogSearch had $49,473 in working capital; and at July 31, 2005, LogSearch had $ 33,206 in working capital. There.are no comparative results as LogSearch was only recently formed. LogSearch expects to continue to incur losses at least through calendar year 2005 , and there can be no assurance that LogSearch will achieve or maintain revenues or profitability, or establish or sustain future growth.

General and Administrative Expenses

General and administrative expenses were $11,683 for the period ended October 31, 2004, and $ 15,231 for the period ended July 31, 2005.  There are no comparative results as LogSearch was only recently formed. We expect such expenses to increase as LogSearch's operations grow; of which there is no assurance.

Professional and Legal Expenses

Professional and legal fees were $6,101 for the Period ended October 31, 2004, of which $15,000 were capitalized as deferred offering costs as of October 31, 2004. professional and legal fees were $ 14,320 for the period ended July 31, 2005 There are no comparative results as LogSearch was only recently formed. These fees are attributed to start-up expenses.

Liquidity and Capital Resources

At October 31, 2004, LogSearch's total assets of $69,836 exceeded total liabilities of $2,363.  At July 31, 2005, total assets of $ 55,531 exceeded  total liabilities of $ 3,087 .. On March 2, 2004, we sold 17 million shares of common stock and an additional 4,000,000 Units, which consisted of 4,000,000 shares of common stock  and 4,000,000 common share purchase warrants exercisable for an additional 2,000,000 shares upon tender of two warrants plus $0.10 for one (1) share, for an aggregate of $79,000. We expect to meet our cash requirements for the next twelve months from our current cash on hand, but if that is not sufficient, we may need to raise additional capital to continue operations. There can be no assurance that financing will be available to LogSearch in an amount and on terms acceptable to us as and when required, or at all.

We do not expect to expend more than $30,000 over the next 12 months and we expect to keep costs at a minimum until such time as revenues are generated to cover any increased costs.

This expenditure does not include the approximate $30,000 cost of preparing and prosecuting this registration statement.

We are aware that the regulatory review process takes time and is costly so we have structured our operations and cash requirements accordingly. If the Warrants are exercised we could receive up to $200,000 which would be allocated to general working capital.

Off Balance Sheet Arrangements

LogSearch has no off balance sheet arrangements.

BUSINESS

History

LogSearch was incorporated in the State of Nevada on March 2, 2004 for the purpose of introducing and commercializing the LeadScan well log search system in the US marketplace. LogSearch has secured the United States commercialization rights for LeadScan, i.e. the right to sell the LeadScan software to oil and gas companies exploring for oil and gas in the United States. LeadScan is a software system developed and owned by Unitech Energy Corporation, an Alberta corporation .. Unitech Energy Corporation was formed in 1999 as an oil and gas exploration and production company. Unitech developed the LeadScan system to locate indications of oil and gas in Canada. LeadScan is a computerized search engine that is used to locate indications of oil and gas within oil and gas well log databases. LeadScan is designed to significantly reduce the amount of time a geologist spends manually searching through oil and gas well logs looking for these indications. Well logs are a series of measurements, taken from and oil and gas wells immediately after drilling, of the subsurface properties immediately surrounding the wellbore at various depths. Well logs indicate the type of rock, the amount of holes in the rock within which oil and gas may reside, and what is in those holes, typically oil and gas or water or air. Unitech has, in the past, licensed the LeadScan system in Canada but currently does not offer licenses in Canada, as Unitech has elected to use LeadScan software to explore, for Unitech's own account, for oil and gas in Canada. Unitech management believes that there may be a market for the LeadScan software in the United States and LogSearch was formed for the purpose commercializing LeadScan software in the United States. LogSearch plans to offer the LeadScan software through a channel distribution model where the LeadScan software is sold through established software distributors as described elsewhere in this prospectus. LogSearch management has identified numerous potential channel distributors and plans to actively seek distribution agreements with those identified parties. Channel distribution agreements are business arrangements made between supplier of software products and companies that are established for the purpose of marketing third-party software. An example of such a channel is www.rockware.com. Typical arrangements are for the channel partner to receive a percentage of the gross sale price of the software, often in the 20% to 40% range depending on negotiation at the time the agreement is signed, in return for its marketing and support functions. There are no channel distribution agreements in place at this time.

Background

LogSearch's principal asset is its Commercialization Agreement, obtained from its parent corporation, Unitech, to market Unitech's proprietary "LeadScan" geological search system in the United States. The purpose of this LeadScan software system is to provide a tool that can be used to accelerate the location of oil and gas by converting a manual process to a computerized process. Based solely on our President’s experience in the oil & gas business and his knowledge of well logs and their use within the oil & gas business, management believes that the use of LeadScan could provide some exploration companies a competitive advantage by being the first to be able to produce from a new discovery. LeadScan is a computerized method of searching through thousands of oil and gas well logs. Based on testing of the LeadScan program by LogSearch’s management, LeadScan can complete these searches much more quickly than the time spent using a manual process of searching through well logs. Our President, James Durward, has used the LeadScan system in more than 20 cases to search for well log parameters that he, himself, has specified. These searches included between 1,000 and 10,000 wells. In all cases, the LeadScan results accurately matched the requested parameters and underlying well logs. Using the LeadScan system, a 5,000 well search typically takes approximately 24 hours to perform. and the results are manually checked, by Mr. Durward, against the original well logs to ensure accuracy. When manually searching well logs, Mr. Durward is able to check approximately 70 wells per day. This indicates that without the LeadScan system, it would take Mr. Durward approximately 143 days to perform the same task that LeadScan can perform in a 1 day. Users that have a digital well log database will often use manual processes due to incomplete coverage of their digital database and/or because they prefer to use a manual process. These users could have systems that perform functions similar to LeadScan but, based solely on our President’s industry knowledge, we are not aware of any such systems and we are not aware of how they may function if there are such systems.

Currently, there are two versions of the LeadScan software:

(1) The Canadian version of the LeadScan system, which consists of a specialized, computerized search engine that allows a user, typically a geologist, to enter a set of desired well log features that may indicate the presence of oil and gas, for which LeadScan will search, in combination with a large digital well log database that was created over a period of years, by Unitech, and which is only applicable in Canada; and

(2) The version of LeadScan that is subject to our Commercialization Agreement with Unitech, which does not include a digital well log database and for which users of LeadScan in the United States will need to provide their own well log databases, which they may have generated internally over time or which they may have purchased from digital well log vendors.

Based on our President’s experience and knowledge, we believe that the digital well log format known as LAS 2.0 is how digital well logs are formatted and the US version of LeadScan has been constructed to load and search this format.

LogSearch intends to enter into licensing agreements with U.S. oil and gas companies. The initial terms of these proposed license agreements are not known at this time and will not be known until after the market studies have been completed. LogSearch does not intend to offer consulting services to its potential customers.

A simple comparison would be to compare the time searching for information on the Internet without a search engine, such as Yahoo or Google, with manually searching the Internet for the information. These search engines accelerate the searching and provide a substantial advantage over users who attempt large scale searches manually. In the opinion of LogSearch’s president, Mr. James Durward, by using the LeadScan system, the time it takes to search through oil and gas well logs is generally reduced. This opinion is based on Mr. Durward’s testing of the LeadScan system and his personal experience in searching through well logs.

While the geoscience disciplines of engineering, geophysics and petrophysics are fully computerized, the geological discipline remains largely non-computerized. Based on the sole opinion of our President, Mr. Durward, who has developed this opinion during more than 8 years of direct experience in working with and observing geologists, we believe that geologists typically use well logs to indicate the presence of subsurface formations, the geographical extent of such formations, and the likelihood of oil and/or gas existing in those formations. Typically, portions of paper copies of well logs are cut out and placed manually on a table, and the geologist will then look at the well log readings in an attempt to correlate the readings to set out a specific subsurface formation in what is referred to as a "cross section". Cross sections typically consist of multiple well logs connected with lines manually drawn between the correlated well log readings and the spaces between the lines are then colored with marking pencils and crayons. While digital well log databases do exist that geologists could use in the performance of their job, such digital well log databases were typically generated based on demand not from the geological discipline, but from the petrophysical, engineering, or geosphysical (seismic) disciplines within the oil and gas industry.

Petrophysicists and engineers use digital well log data to perform quantitative analysis (i.e. how much oil and gas is present versus whether oil and gas is present) of subsurface formations, and geophysicists use digital well log data to assist in determining the "path" that a subsurface formation follows in an effort to predict correct drilling locations.

The LeadScan software system allows for computerized searching of the oil and gas well log data, which we believe could translate into a competitive advantage for the user by accelerating the user’s data analysis of a new or developing project. An additional benefit is the ability to perform geological "what if" analysis, an ability not generally available without this system.

"What if" analysis means that a user may quickly assess various potential scenarios simply by changing one or more search parameters and viewing the results. Typically, when searching large amounts of data, this requires large numbers of precise comparative calculations, which is what the computerized LeadScan software performs for the user.

To our knowledge, there is only one other system like LeadScan in the world and that system ("Other System") was also developed by the developer of LeadScan, LogSearch’s President, Mr. Durward, while he was with Divestco Inc.  Mr. Durward does not know if the Other System is being used commercially at this time. Mr. Durward has made numerous telephone inquiries to potential users of the Other System, and was able to locate only one user, who stated that Divestco was withdrawing the product but no reason was given why.

The Other System is similar to LeadScan in that both systems allow the user to enter desired search parameters and have the system search for them.  Because we have not seen the current version of the Other System, we cannot compare its features to LeadScan at this time. We do not know whether the Other System contains any proprietary rights. In a lawsuit regarding the proprietary rights of the Other System brought against Unitech, the court found that LeadScan does not violate the Other System’s rights. The lawsuit claimed that Unitech was copying and selling data that belonged to International Datashare Corporation (“IDC”). The final judgment was that Unitech was not copying and/or selling IDC data and that IDC had no basis for their claim. Unitech was awarded a judgment in the amount of CDN$580,000 that has been paid in full by IDC. Neither LogSearch nor Mr. Durward has any right, title or interest in the Other System, nor does the owner of the Other System have any right, title or interest in the LeadScan software system.

The owner of LeadScan, Unitech Energy Corporation, no longer offers Canadian licenses to LeadScan and its digital well log database due to the belief that greater profits can be generated by using LeadScan for its own account to participate in the exploitation of the by-passed hydrocarbon through use of the LeadScan system. The Canadian version of LeadScan includes a vast proprietary digital well log database (greater than 1 terabyte (1 trillion bytes)) as feedstock into the system, while the version used by LogSearch consists of only the software. The system runs on the Microsoft Windows platform.

Companies will access the LeadScan system by having the LeadScan software installed on their computers and loading their data into the system on their own premises.  The data that would be loaded is in industry standard format referred to as LAS (log ASCII standard) version 2.0, which would reside in a specified directory on a user's computer. This data was historically generated by service firms which would trace the well log features by hand to convert it into digital values. All new oil and gas well logs are created using digital logging tools, so data for new wells no longer needs to be converted. This data would be loaded for access by LeadScan by using the LeadScan loading software included within LeadScan. Loading data into LeadScan typically requires specifying the target and final directories and pushing a button.

In the performance of their jobs, geologists must view thousands of well logs in an attempt to form a three-dimensional picture of multiple subsurface formations. When this task is done manually, it consumes large amounts time and could be subject to incorrect interpretations due to the vast volume of data being compared. LeadScan is designed to allow the geologist to compare well logs at an accelerated rate and this would allows the geologist to look at more well logs in the same amount of time. Using LeadScan, a user would input desired well log parameters and the system would search the digital well log data seeking matches to those parameters. The manual method would typically see the geologist physically gather up the target well logs so that the geologist could manually go through them looking for matches to the parameters. In the absence of digital well logs, the well logs may exist in paper form or on microfiche.

This, in turn, increases the efficiency of the geological work process and is expected to result in faster prospect generation. LeadScan does this by using the parameters put into the LeadScan software system by a geologist and quickly searching well logs for matches to those parameters rather than having the geologist manually search for the same matches.

James Durward, the President of LogSearch, developed and created the software for the LeadScan system and is the primary inventor of the LeadScan system. Our parent company, Unitech Energy Corp., owns all of the source code for the LeadScan system and we pay no license fees to anyone. There are no patents or patents-pending on the LeadScan system.

The Commercialization Agreement regarding the LeadScan System

On March 15, 2004, LogSearch entered into a Commercialization Agreement with Unitech Energy Corporation to commercialize Unitech's proprietary LeadScan system. The principal terms of the agreement are as follows:

1.

Unitech granted exclusive marketing and commercialization rights to the Unitech database management system and analysis software, known as LeadScan, to LogSearch, within the geographic area of the United States of America.

2.

Unitech will provide updates and support functions for LeadScan .

3.

LogSearch issued 17,000,000 shares of LogSearch common stock to Unitech, representing the total issued and outstanding shares of LogSearch at the time of issue. The 17,000,000 shares were issued in exchange for $20,000 in cash and the Commercialization Agreement.

4.

LogSearch will be responsible for all expenses related to the implementation and operation pursuant to the Commercialization Agreement.

Purpose for the Commercialization Agreement

The oil and gas industry in the United States and Canada consists of exploration and development ("E&P") companies, the so-called "equity" end of the oil and gas business, and service companies that serve those E&P companies. The practical aspects of the oil and gas business dictate that, if a company is involved in the equity aspects of the E&P business, it cannot also be in the service aspects of the E&P business in the same market - it must be in one end or the other, or a potential conflict of interest arises.

LogSearch believes this to be the case based on an informal survey of potential customers and industry personnel. The conflict is created because if LogSearch is selling data to a client, LogSearch will know where that client is exploring and this can provide us with knowledge that a client likely would not want us to have. Once we have located and engaged distributors, and established a pricing model, our plans to offer the LeadScan software through a channel distribution model where the LeadScan software is sold through established software distributors as described elsewhere in this prospectus. LogSearch’s management has identified numerous potential channel  distributors and plans to actively seek distribution agreements with those identified parties. Channel distribution agreements are business arrangements made between supplier of software products and companies that are established for the purpose of marketing third-party software. An example of such a channel is www.rockware.com. Typical arrangements are for the channel partner to receive a percentage of the gross sale price of the software, often in the 20% to 40% range depending on negotiation at the time the agreement is signed, in return for its marketing and support functions. There are no channel distribution agreements in place at this time.  Unitech, the majority shareholder of LogSearch, operates exclusively in the equity end of the business in Canada because it believes it can generate revenues and produce profits from that sector. To more completely reduce any perceived or actual conflict of interest, or even the possibility of a conflict, Unitech has established LogSearch to market the LeadScan software, without the Unitech database to companies in the oil and gas industry in the United States, a market within which Unitech does not operate as an E&P company.

For purposes of clarity, this means that an oil and gas company may not use the LeadScan software to assist in oil and gas exploration in Canada, but any company, no matter where it is based may use the LeadScan software to assist in the exploration for oil and gas in the United States.

LeadScan is believed to be useful in any area where there is a digital well log database available. Our management does not definitively know where these databases are available and what areas they cover. Our parent, Unitech, does not, at this time, intend to commercialize the LeadScan software in Canada or any other geographic areas or countries, other than the United States, through LogSearch, as described herein, but reserves the right to do so outside the United States at any time.  LogSearch management is not aware whether companies seeking oil exploration in the United States can gain access to the same information provided by LeadScan from sources other than by manual searches of well logs. Any geologist seeking a desired set of well log features has the ability to retrieve well logs from well log data vendors such as MJ Systems and Riley's Datashare and to then search those logs manually.

LogSearch does not have the right to offer the LeadScan database management and analysis system in Canada or for use in any other geographic area than the United States There are no other Commercialization Agreements or licenses issued for other geographic areas, but Unitech retains the right to issue licenses or commercialization agreements for LeadScan use outside the geographic United States, in its discretion. LogSearch has the right, under the Commercialization Agreement, to sub-license the LeadScan software in any way as long as the sub-licensee of the LeadScan software uses it for oil and gas exploration only in the United States.

The Commercialization Agreement cannot be cancelled unless both Unitech and LogSearch agree to such cancellation. Management does not know the ramifications of any such cancellation and does not reasonably expect to know until such case arises.

Present and Proposed Business Activities

Since our incorporation, we have concentrated our efforts on formative activities, including organizing the corporation, and preparing this prospectus and proposed distribution of the Units to Puroil shareholders. Once the distribution of the common stock is complete, management will seek to establish relationships with channel distribution partners. Channel distributors are companies that perform the marketing and sales operations for manufacturers or software writers. Usually, channel distributors represent a number of software products that are written by numerous different software production houses - an example of a relevant geoscience channel distributor is RockWare - www.rockware.com. We have no relationship with Rockware and we are not in negotiations with Rockware. Rockware is referred to in this prospectus merely as an example of a channel distributor. Management intends to enter into negotiations for, and preparation of appropriate licensing agreements, pricing models, and revenue-sharing agreements with channel distribution partners. To date, LogSearch has not contacted any channel distribution companies and has not identified any, other than Rockware, to deal with. While LogSearch's pricing models, once established, will remain proprietary and not available to the public, the typical arrangement would be that the channel distribution partner would get between 25% and 40% of gross sales, depending on how much service and support they provide to the consumer.

Current market size and target market

Management of LogSearch, through its own market research, as conducted by our president, has determined there are approximately 100 oil and gas companies in the U.S. that constitute the primary and likely potential users of the LeadScan system in the U.S., and we intend, initially, to focus our proposed marketing efforts on these 100 companies.

The conclusion that there are approximately 100 oil and gas companies in the U.S. that constitute the primary and likely potential users of the LeadScan system in the U.S. is based on both internet searches, which included sites such as http://www.rigzone.com, and our management's personal experience, which included Mr. Durward's experience as the President of International Datashare Corporation, a company that provided well log digitizing services and database management systems to oil and gas companies worldwide.

This approach is based on our belief that those 100 companies are of sufficient size to possess, or have direct access to, a digital well log database that could be used as feedstock to the LeadScan system. Feedstock is the term used to describe the database upon which the LeadScan system performs its searches.

Someone with access to a digital well log database could load that database into LeadScan and these companies would then use LeadScan to search their digital well log databases in an attempt to find oil and gas in the United States.  They would load their digital well log data into LeadScan at their own premises and then enter the desired search parameters. It is planned that these companies will be contractually precluded from loading well log data from outside the United States as well as a practical restriction due to LeadScan not being able to load well log data that does not reside in the United States.  The secondary marketing targets would purchase digital well log data from well log data vendors and use it in the same manner as the primary targets.  It is anticipated that LogSearch will seek to sell the LeadScan system to those 100 large corporations for up to $100,000 per year for a full site license.  "Full site" means that the software pricing is not based on any particular number of users, and an unlimited number of users at any given geographic location can use the software. Secondary marketing targets are those estimated 1,000-plus companies engaged in the oil and gas business in the U.S. which have access to digital well log data from the various digital well log data vendors. These are generally smaller companies that would likely have fewer users and, consequently, would probably pay less for site licenses. Pricing for these smaller companies is expected to be in the range of $5,000-$10,000 per year for a full site license. However, final pricing and market penetration models and plans have not yet been fully developed by us at this time and more market research will be conducted after the registration statement in which this prospectus is included has become effective.

Current market conditions and observations

Recent increases in oil and gas prices have kept the oil and gas software market very active, and we believe, based on our subjective observations of the U.S. oil and gas market, that exploration and production companies in the U.S. may, in the near future, become increasingly dependent on third-party technology and information services to support their ongoing exploration activities. We believe, based on our subjective observations of the U.S. oil and gas market, that the recent increased oil and gas industry profitability in the U.S., propelled by recent increases in oil and gas prices, may be creating a corresponding emphasis on operational efficiency and we believe that this may create a continuing demand for efficiency-based software, such as LeadScan.

Competition

Our management believes that there are currently no other large-scale automated/computerized geological search systems, other than the prototype for the LeadScan system, which, to management's knowledge, based on the aforementioned searches and calls, is not currently available in the United States. This believe is based on Internet searches and telephone calls made by Mr. Durward.

The LeadScan prototype, when first developed in 1999, was capable of using multiple user-defined well log parameters to search a digital well log database. Based on the experience of our management, it is our belief that the prototype was not capable of generating search intervals for all wells on a search list and, therefore, was limited to searching only those wells which contained a specified formation name. Our management further believes that the coverage of the search would probably not be substantial and that the search result would be of limited use. This system could presumably be offered in the United States and compete directly with LeadScan, but we do not know as of the date of this prospectus if it is offered in the United States.

LogSearch plans to compete based on price and product features.

Manual lead generation methods, supported by images and image viewers, currently offered by competing service providers in the U.S., such as Riley's Electric Log/A2D, MJ Systems and IHS Energy, are the only systems currently available and used in the oil and gas industry in the U.S. Two of these companies (Log/A2D and MJ Systems) currently have developed a significant feedstock image database, but they do not have the ability to computer-read the values on the logs. And in order to computerize those databases, LogSearch estimates it could take a substantial amount of time, maybe even years to do so, to convert them to computer-readable form. By way of comparison, it took Unitech three years, running a 25 computer system, full time, to make International Datashare Corp.'s Canadian image database searchable by computer. We are not aware of efforts by any of the companies cited above to computerize databases in the United States but management believes that each of the cited companies has the image feedstock available to them, and if they converted the image database to computer-readable form, they could offer a database in combination with a database management and analysis system which would offer a significant competitive advantage over the LeadScan system. In this event, the LeadScan system could have far less value and our proposed business could be materially adversely affected, or we may cease business operations altogether.

LogSearch has made no research and development expenditures in the past two years. However, LogSearch's parent, Unitech Energy Corp., has expended approximately $500,000 for research and development costs in the past two years. These costs are primarily comprised of computer equipment and salaries related to developing the LeadScan system.

LogSearch does not need to obtain any governmental or regulatory licenses or approvals for its products and LogSearch believes that there are no probable governmental or regulatory licenses or approvals required for its products.

Properties

LogSearch shares 200 square feet of office space with its affiliated parent company, Unitech Energy Corp., the owner of 81% of the voting shares of LogSearch (at the date of this prospectus), and licensor of our principal product, the LeadScan system. LogSearch currently pays no rent for use if its space, but anticipates paying $300 per month, to its parent Unitech, on the basis of a verbal, month-to-month lease, beginning one month after the effective date of this prospectus. This amount is considered a fair market rate considering the physical space and hours used by LogSearch, and is competitive with rates for similar space in the area.

Employees

LogSearch plans to operate using contract employees rather than salaried employees so that overhead is kept to a minimum during the start-up stage of LogSearch. Contract employees are paid no pension or dental benefits and no filings, such as employment insurance and tax deductions needs to be made to the government on their behalf.

As of the date of this prospectus, LogSearch operations are carried out by two part-time employees, its President and Director James Durward, and Daryl Cozac, the other LogSearch Director. There are no full-time employees. There has been no salary or compensation paid or accrued and there are no plans to pay or accrue any compensation until such time as LogSearch has sufficient capital and/or revenues to do so, of which there is no assurance. Both Mr. Durward and Mr. Cozac perform similar functions at Unitech and are paid by Unitech in their capacities with that company. The market studies, channel negotiations, and financing/acquisition activities are to be performed by Mr. Durward, and technical sales and service is to be provided by Mr. Cozac. All software support and development is provided to LogSearch by Unitech Energy Corp. and there is no compensation payable for the service/support functions (see "Certain Transactions"). LogSearch plans to hire a part time office manager as cash becomes available to do so, of which there is no assurance. All other activities are carried out by the officers and directors who currently provide, and will continue to provide their services for no compensation until such time as LogSearch can afford to pay for their services, of which there is no assurance. There is no compensation accrual or back pay allowance, and none is contemplated in the future.

Legal Proceedings

LogSearch is not a party to any legal proceeding, nor are we aware of any pending or threatened legal proceeding against us or any officer or director which might have any potentially adverse effect upon LogSearch.

MANAGEMENT

(a)

 Directors and Officers

The members of the Board of Directors serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below is acting on behalf of, or at the direction of, any other person.

Information as to the Executive Officers and Directors of LogSearch and their ages are as follows:

Name	Age	Position	Date Elected
James Durward	51	Director, President,	March 2, 2004
Suite 400, 715-5th Ave. SW		Treasurer and CFO	(Inception)
Calgary, Alberta T2P 2X6

Darryl Cozac	37	Director, Secretary	March 2, 2004
#21Country Hills Gardens			(Inception)
Calgary, Alberta, T3K 5G1

Mr. Durward devotes approximately sixty percent (60%) of his time to the combined businesses of Unitech and LogSearch.

There is no contractually specified allocation of his time to LogSearch and Mr. Durward allocates his time to LogSearch, at his sole discretion, on an "as needed-when needed" basis. Mr. Durward estimates that he may spend up to 10 hours per week on LogSearch affairs, but this time will vary depending on LogSearch's requirements and workload at any given time.

The remainder of his time will be devoted to his other business interests, as set out below. Mr. Durward regularly works 70 to 80 hours per week and devotes approximately 45 hours a week to Unitech and affiliated companies business so he considers himself a full-time employee.

James Durward – President Treasurer, CFO and member of the Board of Directors

Mr. Durward has served as President Treasurer, CFO and director of LogSearch since its incorporation in March 2004. Mr. Durward is also the president, since October, 1999 of Unitech Energy Corp., an Alberta corporation and, since February 10, 2004, Unitech Energy Corp, a Nevada incorporation. From September, 1996 to September, 1999, Mr. Durward was President and CEO of International Datashare Corporation ("IDC"), a company previously listed on the Toronto Stock Exchange, which merged into Divestco Inc., a Toronto Stock Exchange company trading under the symbol “DVT”. IDC specialized in the creation of oil and gas databases and data analysis software. In 1992, Mr. Durward was a founder and head of Business Development at Virtual Universe Corporation, a Company specializing in graphical multi-user, real-time network applications. In 1996, Mr. Durward consulted in the structuring of Net:X America Inc., an Oregon corporation developing a stock trading platform, and that company's subsequent quotation on NASD OTC Bulletin Board.

Since April 2004, Mr. Durward has also been the President and a Director of Emission Differentials Ltd., a company developing an emissions trading business. Since March 2002, Mr. Durward has been the President and a director of Puroil Technology Inc. a venture capital company involved in the formation and financing of startup companies. Mr. Durward is a high school graduate.

Darryl Cozac – Secretary and member of the Board of Directors

Mr. Cozac has served as Secretary, Director and Technical Sales Manager since LogSearch's formation on March 2, 2004. Mr. Cozac is a certified engineering technologist (Alberta Society of Engineering Technologists) and has 10 years experience in the petroleum data and software industry. Mr. Cozac is also the contract technical services manager for Unitech. From September, 1999 to  February, 2004, Mr. Cozac managed D.L Cozac Enterprizes, a family-owned oilfield service company in the southern Alberta area. From May, 1993 to September, 1999, Mr. Cozac was a member of the technical sales group of International Datashare Corporation and between 1988 and 1992, was a geological technologist with Esso Resources Ltd. Mr. Cozac's past geoscience experience is relevant to LogSearch's plans as described herein.

Mr. Cozac has no contractually specified allocation of his time to LogSearch and Mr. Cozac allocates his time to LogSearch, at Mr. Durward's sole discretion, on an "as needed-when needed" basis. Mr. Durward estimates that Mr. Cozac may spend up to 15 hours per week on LogSearch affairs, but that this time will vary depending on LogSearch's workload at any given time.

The Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected. Executive officers serve at the discretion of the Board of Directors.

Both Mr. Durward and Mr. Cozac may be deemed a "promoter" of LogSearch, as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

(b) Significant Employees.

Other than the officers of LogSearch, there are no employees who are expected to make a significant contribution to our corporation.

(c) Family Relationships.

There are no family relationships among our officers, directors, or persons nominated for such positions.

(d) Legal Proceedings.

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Executive Compensation

At present, LogSearch is operated by its Executive Officers and Directors at no compensation and no compensation has been paid or accrued to date. No Executive Officer or Director is expected to be paid in excess of $50,000 within the next 12 months.

There are no employment contracts with any Officers or Directors.

LogSearch has no pension or profit sharing plan. LogSearch may change or increase salaries as our profits and cash flow allow; however, there are no present plans to do so.

Options

There are no options currently outstanding.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of July 31, 2005, the name, address and number of shares of common stock of LogSearch owned directly or beneficially by persons who own 5% or more of LogSearch's common stock and by each executive officer and director and owner after the Distribution as well as warrants to purchase additional shares of LogSearch common stock.

	Shares/Percent of total issued	Shares/Percent after this Registration
Beneficial Owner

James Durward	21,000,000 / 100% (1)	18,550,440 / 88. 3% (2)
Suite 400, 715-5th. Ave. SW
Calgary, Alberta, T2P 2X6

Darryl Cozac		800
#21 Country Hills Gardens
Calgary, Alberta T3K 5G1

All Executive Officers	21,000,000/ 100%	18,551,200/ 88.4%
and Directors as a
Group (1 person)

(1) These shares include 17,000,000 and 4,000,000 Units held in the name of Puroil Technology Inc. Mr. Durward is an officer, director and majority shareholder of Puroil Technology Inc. Mr. Durward directly owns 91.7% of Puroil Technology Inc. Mr. Durward holds voting power and dispositive power of all of the securities of LogSearch held by Puroil. Mr. Durward disclaims beneficial ownership of the shares held in the name of Puroil Technology.

(2) These shares include the following securities as at the time of completion of the Distribution of the Units by Puroil to its shareholders: 17, 550,440 shares held directly ; 1,000,000 Units owned by Puroil

Technology Inc., including warrants to purchase an additional 500,000 shares; and 550,400 Units owned by Mr. Durward, including warrants to purchase an additional of 225,200 shares.

There are currently no arrangements, which would result in a change in control of LogSearch.

LogSearch’s President, principal stockholder and Director, James Durward, currently, beneficially owns or controls 100% of our common stock, and after this offering, the Distribution and exercise of the Warrants, assuming that ever occurs, will still own or control approximately 88 % of the outstanding stock. Therefore, he will have significant influence over all matters requiring approval by our stockholders, and will not require the approval of the minority stockholders in order to take any action. In addition, Mr. Durward will be able to elect all of the Directors.

Darryl Cozac, our other Director , prior to the distribution, holds or controls none of our securities.

SHARES ELIGIBLE FOR FUTURE SALE.

The Units, which consists of 3,000,000 shares of common stock and 3,000,000 Warrants entitling the holders to purchase an additional 1,500,000 shares of common stock, are being registered in this offering as well as the resale of the Units by the shareholders of Puroil and the sale of 1,500,000 shares underlying the Warrants may be resold provided that such resales are conducted pursuant to this prospectus and at the fixed price of $0.10 per Unit during the duration of this Offering. Other than 550,400 shares owned by Mr. Durward and 800 shares owned by Mr. Cozac, no shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The entire 21,000,000 of our outstanding shares are held by two affiliates: Mr. Durward owns 17,000,000 shares and Puroil owns 4,000,000 Units, of which 3,000,000 Units are being registered in this registration statement, leaving Puroil with 1,000,000 Units. All of these securities were issued on March 2, 2004 and have now been outstanding for more than 1 year.

In general, under Rule 144, as currently in effect, affiliates or an issuer and any person or persons whose sales of such issuer’s securities are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

The 17,000,000 outstanding restricted securities held by Mr. Durward , the principal and controlling shareholder of LogSearch, and the 1,000,000 outstanding restricted securities held by Puroil after this registration and Distribution, are deemed to be controlled by Mr. Durward who is considered an underwriter. As such, neither Mr. Durward nor any other recipient of the distribution of the Units by Puroil can rely on Rule 144 for the sale of such securities and will only be able to sell such shares pursuant to an effective registration statement.

In addition, by virtue of the 1,000,000 Units owned by Puroil which are not part of the Distribution, Puroil also owns 1,000,000 Warrants to purchase an additional 500,000 shares of restricted common stock at $.10 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, transactions in which a director or executive officer or nominee for election as a director, or any member of the immediate family of any director or executive officer of LogSearch had, or is to have a direct or indirect material interest, are as follow:

On March 2, 2004, LogSearch issued 17,000,000 shares of LogSearch common stock to Unitech Energy Corp. , an Alberta corporation, as full consideration for US$20,000, plus the grant of a Commercialization Agreement, which provides LogSearch the right to market Unitech's LeadScan system in the United States. Puroil Technology is the controlling shareholder of Unitech Energy Corp., a Nevada corporation, with approximately 40.8% of its shares. Unitech’s Alberta subsidiary, also names Unitech Energy Corp., has received and sold the 17,000,000 LogSearch shares, representing approximately 80.5% of LogSearch's issued and outstanding shares, to Mr. Durward, which means that Mr. Durward, through his ownership has control over 88.34% of the total issued and outstanding shares of LogSearch , controls LogSearch .. Mr. Durward paid $20,000 in total consideration for the 17 million shares of LogSearch shares ..

After formation on

 March 2, 2004 LogSearch subsequently sold 4,000,000 Units to Puroil for $0.015 per Unit, for a total of US$59,000.

Mr. Durward is the controlling shareholder of Puroil and will, based on his ownership of Puroil shares, receive 550,400 Units, as a dividend, representing approximately 18.3% from this distribution.

All of the above referenced securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  Except for Mr. Durward, all shareholders continue to be subject to Rule 144 of the Securities Act of 1933.  Log Search qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither LogSearch nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption there from.  LogSearch exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a) (11) of the Securities Act of 1933 including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less than $1,000,000.

As a result of these transactions, Mr. Durward may be considered a "promoter", as that term is defined in Rule 405 of the Securities Act of 1933 as he was directly involved in the founding and organizing of LogSearch, the registrant and issuer of securities involved in this registration, and owns, indirectly, more than 10% of the total issued and outstanding shares of Common Stock of LogSearch.

Puroil is an affiliate of all companies it has financed because it has purchased over 10% of the funded company's shares. It purchases its share position in each company with new cash through a private placement transaction.

There are no agreements with anyone to invest/promote beyond what is disclosed in this prospectus. Puroil does not "allocate funds" amongst companies in which it invests and each such company has a separate class of preferred shares and new cash. Mr. Durward's time is allocated among the various companies Puroil invests in and he determines this allocation, at his sole discretion.

There are no promoters being used in relation to this offering.  No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other consideration from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of our company.  We have not entered into any agreements that require disclosure to our shareholders.

Puroil has no commitment to provide further capital to LogSearch and LogSearch is free to seek capital from sources other than Puroil.

DESCRIPTION OF SECURITIES

The following description is a summary and you should read the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The authorized common stock of LogSearch consists of 75,000,000 shares, par value $.001 per share. As of the date of this prospectus, there are 21,000,000 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of common stock are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the common stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are, and the shares to be transferred in the Distribution as part of the Units, will be fully paid and non-assessable. As of October 15, 2005, LogSearch had two shareholders of its common stock.

Warrants

LogSearch may issue share purchase warrants as the Board of Directors sees fit. Currently there are 4,000,000 warrants issued and outstanding, which were issued as part of the 4,000,000 Units sold to Puroil and which are part of the Units which are the subject of this prospectus and are being registered. The currently outstanding warrants are convertible into shares of Common Stock of LogSearch on the basis of two warrants plus $0.10 per share must be tendered for one (1) share of Common Stock of LogSearch. The warrant exercise period commences on the date this prospectus becomes effective. The warrants will expire twelve months from the date this prospective becomes effective, which date will be _____________ ,  2006.

LogSearch can redeem the Warrants at $0.001 per warrant if our common stock trades on any public market and closes at a bid price greater than $0.11 per share for any 10 consecutive trading days. We cannot redeem any Warrants that have been exercised. LogSearch can otherwise redeem the Warrants at any time prior to their conversion upon at least sixty (60) days written notice to the Warrant holder. LogSearch may redeem the Warrants in whole or in part.  If redemption is made in part, the Warrants called shall be determined by lot. The Warrants called for redemption may not be exercised after the date of redemption is set and notice of redemption is given to the Warrant holder by the warrant agent.

Units

The Units that are being offered for distribution and resale by this prospectus consist of shares of common stock and warrants to purchase additional shares of common stock. A total of 4,000,000 Units are currently outstanding and of that amount 3,000,000 are being offered hereunder. The 3,000,000 Units being offered consist of 3,000,000 shares of common stock and warrants for the purchase of up to 1,500,000 shares of common stock. The terms of these warrants are describe in the immediately preceding paragraph.

Dividend Policy

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of any loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.  Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights And Provisions

Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Articles of Incorporation of LogSearch provide for indemnification of our directors and officers as follows:

Directors' and Officers' Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for

 (i)

acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law; or

 (ii)

the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article. Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

Nevada Corporation Law

Under Section 78.751(1) of the Nevada Revised Statutes, LogSearch may indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. Section 78.751(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

LogSearch's Articles of Incorporation, as described above, provide for indemnification of its officers and directors to the fullest extent permitted by law.  No indemnification agreements have been entered into with officers and directors of LogSearch as of the date of this prospectus.

TRANSFER AGENT

The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah, 84117, Phone: (801) 272-9294, Fax: (801) 277-3147

LEGAL MATTERS

The legality of the shares of common stock to be registered hereby will be passed upon for LogSearch, Inc., by W. Scott Lawler, Esq. 1530 9th Avenue, South East, Calgary, Alberta, T2G 0T7; tel. 403.693.8014.

EXPERTS

The financial statements of LogSearchfor the periods from March 2, 2004 (incorporation date) to October 31, 2004 and January 31, 2005, and related notes which are included in this Prospectus have been audited by Bateman & Co., Inc., P.C. Independent Certified Public Accountants, 5 Briardale Court, Houston, Texas 77027-2904; telephone (713) 552-9800; fax (713) 552-9700; and have been included in this registration statement in reliance upon the opinion of such accountants, given their authority as an expert in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act covering the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits some of the information described in the registration statement under the rules and regulations of the Commission. For further information on LogSearch, Inc., and the common stock offered by this prospectus, please refer to the registration statement and the attached exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy filed as an exhibit to the registration statement; each of these statements is qualified in all respects by that reference. The registration statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the Commission's principal office upon payment of the fees prescribed by the Commission.

We will voluntarily send an annual report with audited financial statements to our shareholders.

LOGSEARCH, INC. (A development stage enterprise) Index to Financial Statements October 31, 2004

Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston. com

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholders
Of LogSearch, Inc.

We have audited the accompanying balance sheet of LogSearch, Inc. (a Nevada corporation and a development stage enterprise) as of October 31, 2004, and the related statements of operations, stockholders’ equity, and cash flows from inception, March 2, 2004 through October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LogSearch, Inc. (a development stage enterprise) as of October 31, 2004, and the results of its operations and its cash flows from inception, March 2, 2004 through October 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

BATEMAN & CO., INC., P.C.

Houston, Texas
January 14, 2005

F-2

Member
INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
Offices in Principal Cities Around The World

LOGSEARCH, INC. (A development stage enterprise) Balance Sheet

October 31,
2004
ASSETS
Current assets:
Cash	$51,836
Total current assets	51,836

Other assets:
Deferred registration costs	18,000
Total other assets	18,000
Total assets	$69,836

LIABILITIES
Current liabilities:
Accounts payable	$2,363
Total current liabilities	2,363

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 75,000,000 authorized,
21,000,000 shares issued and outstanding	21,000
Capital in excess of par value	58,000
Retained earnings accumulated during the development stage	(11,527)
Total stockholders' equity	67,473
Total liabilities and stockholders' equity	$69,836

The accompanying notes are an integral part of these statements.

LOGSEARCH, INC. (A development stage enterprise) Statement of Operations

Inception,
March 2, 2004,
Through
October 31, 2004

Revenues	$-

General and administrative expenses:
Professional fees	6,101
Other general and adminstrative expenses	5,582
Total operating expenses	11,683
Income (loss) from operations	(11,683)

Other income (expense):
Interest income	156
Income (loss) before taxes	(11,527)

Provision (credit) for taxes on income:	-
Net income (loss)	$(11,527)

Basic earnings (loss) per common share	$(0.00)

Weighted average number of shares outstanding	21,000,000

The accompanying notes are an integral part of these statements.

LOGSEARCH, INC. (A development stage enterprise) Statement of Stockholders' Equity

				Retained
				Earnings
				Accumulated
			Capital in	During the
	Common Stock		Excess of	Development
	Shares	Amount	Par Value	Stage	Total

Inception, March 2, 2004	-	$-	$-	$-	$-
Shares issued for cash	21,000,000	21,000	58,000		79,000
Development stage net income (loss)				(11,527)	(11,527)
Balances, October 31, 2004	21,000,000	$21,000	$58,000	$(11,527)	$67,473

The accompanying notes are an integral part of these statements.

LOGSEARCH, INC. (A development stage enterprise) Statement of Cash Flows

Inception,
March 2, 2004,
Through
October 31, 2004

Cash flows from operating activities:
Net income (loss)	$(11,527)
Adjustments to reconcile net income (loss) to cash
provided (used) by development stage activities:
Changes in current assets and liabilities:
Accounts payable	2,363
Net cash flows from operating activities	(9,164)

Cash flows from investing activities:	-

Cash flows from financing activities:
Proceeds from sale of common stock	79,000
Increase in deferred registration costs	(18,000)
Net cash flows from financing activities	61,000
Net cash flows	51,836

Cash and equivalents, beginning of period	-
Cash and equivalents, end of period	$51,836

Supplemental cash flow disclosures:
Cash paid for interest	$-
Cash paid for income taxes	-

The accompanying notes are an integral part of these statements.

LOGSEARCH, INC. (A development stage enterprise) Notes to Financial Statements October 31, 2004

Note 1 - Organization and summary of significant accounting policies:
Following is a summary of our organization and significant accounting policies:

Organization and nature of business – LogSearch, Inc. (identified in these footnotes as “we,” or the Company) is a Nevada corporation incorporated on March 2, 2004. We are currently based in Calgary, Alberta, Canada, but we intend to operate primarily in the U.S. We intend to use October 31 as a fiscal year for financial reporting purposes.

We are majority owned by Unitech Energy Corp. (a Canadian corporation) of Calgary, Alberta, Canada.

Unitech owns a large digital well log database, as well as a proprietary database management and analysis system. The combined system is known as LeadScan. We have been granted a license to commercialize the database management and analysis system (without the database) in the United States of America.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged an attorney to assist us in registering securities for trading by filing a Form SB-2 with the U.S. Securities and Exchange Commission. In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Software license – We issued 17,000,000 shares of our common stock in exchange for $20,000 cash and a license to commercialize the LeadScan database management and analysis system (without the database) in the United States of America. SEC rules dictate that transfers of nonmonetary assets to a company by its promoters or shareholders in exchange for stock prior to

LOGSEARCH, INC. (A development stage enterprise) Notes to Financial Statements October 31, 2004 or at the time of the company's initial public offering should be recorded at the transferors' historical cost basis determined under generally accepted accounting principles. Since the shareholders had no cost basis in the license, no value was recorded for it.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock – We have adopted FASB Statement Number 128, Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Because we experienced an operating loss during the period, the calculation of diluted earnings per share did not include the warrants described in Note 5 below, as the calculation would have been antidilutive.

Note 2 – Future operations:
At October 31, 2004, we were not currently engaged in an operating business and expect to incur development stage operating losses for the next year to eighteen months. We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced. Management believes we have sufficient capital to implement our business plan and to complete a stock offering (see Note 3 below), and thus will continue as a going concern during this period while the plans are implemented.

Note 3 – Commitments:
We have engaged a consulting firm owned by our attorney to assist us in filing a registration statement on Form SB-2 with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public. We believe that doing this will enable us to raise the capital necessary to implement our business plan. The consulting firm has agreed to perform the services necessary to file Form SB-2 for a flat fee of $10,250, of which $3,000 has already been paid and is included in Deferred registration costs in the accompanying balance sheet. The balance of the agreed upon fee is payable in varying installments as specified events occur during the filing process.

In addition, we have agreed to pay an additional $3,000 and 25,000 shares of our common stock if the consulting firm places the Company with a market maker for filing of Form 211, when the Form 211 is approved.

LOGSEARCH, INC. (A development stage enterprise) Notes to Financial Statements October 31, 2004

We previously paid another attorney $15,000 for services related to our registration statement. Those costs are also included in Deferred registration costs.

These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

Note 4 - Federal income tax:
We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

Inception
Through
October 31,
2004
Refundable Federal income tax attributable to:
Current operations	$(3,900)
Less, Limitation due to absence of prior
year taxable income	3,900
Net refundable amount	-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

October 31,
2004
Deferred tax asset attributable to:
Net operating loss carryover	$3,900
Less, Valuation allowance	(3,900)
Net deferred tax asset	-

At October 31, 2004, we had an unused net operating loss carryover approximating $11,500 that is available to offset future taxable income; it expires beginning in 2024.

Note 5 – Issuance of shares:
As of October 31, 2004, the Company had issued shares of its $.001 par value common stock as follows:

LOGSEARCH, INC. (A development stage enterprise) Notes to Financial Statements October 31, 2004

			Price Per
Date	Description	Shares	Share	Amount
03/02/04	Shares issued for cash	21,000,000	$.00376	$79,000
03/31/04	Cumulative Totals	21,000,000		$79,000

We sold 4,000,000 of the 21,000,000 shares for $59,000 in cash to Puroil Technology, Inc., and also issued 4,000,000 warrants in connection therewith. The warrants become effective concurrent with the effective date of the Form SB-2 that we intend to file with the Securities and Exchange Commission, and expire one year later. They allow the holder to purchase 1 share of common stock for each 2 warrants tendered, at a price of $0.10 per share. At the time of issuance, the warrants did not have any value, as computed using the Black-Scholes pricing model. Accordingly, no value was assigned to them in the accompanying financial statements. Puroil Technology, Inc. is controlled by our President.

We sold 17,000,000 of the 21,000,000 shares for $20,000 in cash to Unitech Energy Corporation, and received a license to market the LeadScan database management and analysis system (without the database) in the United States of America. By virtue of this purchase, Unitech owns approximately 80% of our outstanding shares. Our President owns approximately 40% of Unitech’s shares. As described in Note 1 above, no value was assigned to the license.

Note 6 - New accounting pronouncements:
In December 2004, FASB Statement Number 123, Share-Based Payment, was revised. This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). Previously, the intrinsic value method could be used for such awards. The effect of the pronouncement on our financial statements has not been determined. If we issue additional stock options in the future, we will be required to follow this pronouncement.

The following recent accounting pronouncements:

•	FASB Statements
	•	Number 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections
	•	Number 146, Accounting for Costs Associated with Exit or Disposal Activities,
	•	Number 147, Acquisitions of Certain Financial Institutions – an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,
	•	Number 148, Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123,
	•	Number 149, Amendment of Statement 133 on Derivative Investments and Hedging Activities,
	•	Number 150, Financial Instruments with Characteristics of Both Liabilities and Equity,
	•	Number 151, Inventory Costs – an amendment of ARB 43, Chapter 4
	•	Number 152, Accounting for Real Estate Time-Sharing Transactions – an amendment of FASB Statements No. 66 and 67
	•	Number 153, Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29
•	and FASB Interpretations

LOGSEARCH, INC. (A development stage enterprise) Notes to Financial Statements October 31, 2004

•
Number 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others – and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34

•	Number 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51

are not currently expected to have a material effect on our financial Statements.

Filed by Automated Filing Services Inc. (604) 609-0244 - Logsearch, Inc. -

LOGSEARCH, INC.
(A development stage enterprise)
Index to Financial Statements
(Unaudited)

F-1

LOGSEARCH, INC.
(A development stage enterprise)
Balance Sheet
(Unaudited)

July 31,
2005
ASSETS
Current assets:
Cash and cash equivalents	$36,293
Total current assets	36,293

Other assets:
Deferred registration costs	19,238
Total other assets	19,238
Total assets	$55,531

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$3,087
Total current liabilities	3,087

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 75,000,000 authorized,
21,000,000 shares issued and outstanding	21,000
Capital in excess of par value	58,000
Deficit accumulated during the development stage	(26,556)
Total stockholders' equity	52,444
Total liabilities and stockholders' equity	$55,531

F-2

The accompanying notes are an integral part of these statements.

LOGSEARCH, INC.
(A development stage enterprise)
Statements of Operations
(Unaudited)

	Cumulative,
	Inception,		Inception,
	March 2, 2004	Nine Months	March 2, 2004
	Through	Ended	Through
	July 31,	July 31,	July 31,
	2005	2005	2004

Revenues	$-	$-	$-

General and administrative expenses:
Professional fees	20,421	14,320	3,652
Other general and administrative expenses	6,493	911	4,427
Total operating expenses	26,914	15,231	8,079
(Loss) from operations	(26,914)	(15,231)	(8,079)

Other income (expense):
Interest income	358	202	94
(Loss) before taxes	(26,556)	(15,029)	(7,985)

Provision (credit) for taxes on income:	-	-	-
Net (loss)	$(26,556)	$(15,029)	$(7,985)

Basic earnings (loss) per common share		$(0.00)	$(0.00)

Weighted average number of shares outstanding		21,000,000	21,000,000

F-3

The accompanying notes are an integral part of these statements.

LOGSEARCH, INC.
(A development stage enterprise)
Statements Of Operations
(Unaudited)

	Quarter	Quarter
	Ended	Ended
	July 31,	July 31,
	2005	2004

Revenues	$-	$-

General and administrative expenses:
Professional fees	2,880	278
Other general and administrative expenses	125	1,287
Total operating expenses	3,005	1,565
(Loss) from operations	(3,005)	(1,565)

Other income (expense):
Interest income	56	68
(Loss) before taxes	(2,949)	(1,497)

Provision (credit) for taxes on income:	-	-
Net (loss)	$(2,949)	$(1,497)

Basic earnings (loss) per common share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	21,000,000	21,000,000

F-4

The accompanying notes are an integral part of these statements.

LOGSEARCH, INC.
(A development stage enterprise)
Statements of Stockholders' Equity
(Unaudited)

				(Deficit)
				Accumulated
			Capital in	During the
	Common Stock		Excess of	Development
	Shares	Amount	Par Value	Stage	Total

Inception, March 2, 2004	-	$-	$-	$-	$-
Shares issued for cash	21,000,000	21,000	58,000		79,000
Development stage net income (loss)				(11,527)	(11,527)
Balances, October 31, 2004	21,000,000	$21,000	$58,000	$(11,527)	$67,473

Development stage net income (loss)				(15,029)	(15,029)
Balances, July 31, 2005	21,000,000	$21,000	$58,000	$(26,556)	$52,444

F-5

The accompanying notes are an integral part of these statements.

LOGSEARCH, INC.
(A development stage enterprise)
Statements of Cash Flows
(Unaudited)

	Cumulative
	Inception,		Inception,
	March 2, 2004	Nine Months	March 2, 2004
	Through	Ended	Through
	July 31,	July 31,	July 31,
	2005	2005	2004
Cash flows from operating activities:
Net (loss)	$(26,556)	$(15,029)	$(7,985)
Adjustments to reconcile net (loss) to cash
provided (used) by operating activities:
Changes in current assets and liabilities:
Accounts payable and accrued expenses	3,087	724	278
Net cash flows from operating activities	(23,469)	(14,305)	(7,707)

Cash flows from investing activities	-	-	-

Cash flows from financing activities:
Proceeds from sale of common stock	79,000	-	79,000
Increase in deferred registration costs	(19,238)	(1,238)	(15,000)
Net cash flows from financing activities	59,762	(1,238)	64,000
Net cash flows	36,293	(15,543)	56,293

Cash and equivalents, beginning of period	-	51,836	-
Cash and equivalents, end of period	$36,293	$36,293	$56,293

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	-	-	-

F-6

The accompanying notes are an integral part of these statements.

LOGSEARCH, INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2005
(Unaudited)

The accompanying unaudited interim financial statements include all adjustments, which in the opinion of management, are necessary in order to make the accompanying financial statements not misleading, and are of a normal recurring nature. However, the accompanying unaudited financial statements do not include all of the information and footnotes necessary for a complete presentation of financial position, results of operations, cash flows and stockholders’ equity in conformity with generally accepted accounting principles. Except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements included in our annual financial statements for the period ended October 31, 2004 included in Form SB-2. Operating results for the periods ended July 31, 2005, are not necessarily indicative of the results that can be expected for the fiscal period ending on October 31, 2005.

Note 1 – Future operations:
At July 31, 2005, we were not currently engaged in an operating business and expect to incur development stage operating losses for the next year to eighteen months. We intend to rely on our officers and directors t o perform essential functions without compensation until a business operation can be commenced. Management believes we have sufficient capital to implement our business plan and to complete a stock offering, and thus will continue as a going concern during this period while the plans are implemented.

Note 2 - Federal income tax:
We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in t h e accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

		Inception,
		March 2,
	Nine Months	2004
	Ended	Through
	July 31,	July 31,
	2005	2004
Refundable Federal income tax attributable to:
Current operations	$(5,000)	$(2,700)
Less, Change in valuation allowance	5,000	2,700
Net refundable amount	-	-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount as of July 31, 2005 is as follows:

F-7

LOGSEARCH, INC.
(A development stage enterprise)
Notes to Financial Statements
July 31, 2005
(Unaudited)

July 31,
2005
Deferred tax asset attributable to:
Net operating loss carryover	$8,900
Less, Valuation allowance	(8,900)
Net deferred tax asset	-

At July 31, 2005, we had an unused net operating loss carryover of $26,406 that is available to offset future taxable income; it expires beginning in 2024.

Note 3 – Issuance of shares:

As of July 31, 2005, the Company had issued shares of its $.001 par value common stock as follows:

			Price Per
Date	Description	Shares	Share	Amount

03/02/04	Shares issued for cash	21,000,000	$.00376	$79,000
	Cumulative Totals	21,000,000		$79,000

We sold 4,000,000 of the 21,000,000 shares for $59,000 in cash to Puroil Technology, Inc., and also ss i ued 4,000,000 warrants in connection therewith. The warrants become effective concurrent with the effective date of the Form SB-2 that we intend to file with the Securities and Exchange Commission, and expire one year later. They allow the holder to purchase 1 share of common stock for each 2 warrants t e ndered, at a price of $0.10 per share. At the time of issuance, the warrants did not have any value, as computed using the Black-Scholes pricing model. Accordingly, no value was assigned to them in the accompanying financial statements. Puroil Technology, Inc. is controlled by our President.

We sold 17,000,000 of the 21,000,000 shares for $20,000 in cash to Unitech Energy Corporation, and received a license to market the LeadScan database management and analysis system (without the database) in the United States of America. By virtue of this purchase, Unitech owns approximately 80% of our outstanding shares. Our President owns approximately 40% of Unitech’s shares. As described in Note 1 to our October 31, 2004 year end financial statements, no value was assigned to the license.

F-8

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By laws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Nevada law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

ITEM EXPENSE

SEC Registration Fee	$ 82.21
Legal Fees and Expenses	$ 25,000.00
Accounting Fees and Expenses	$ 4,000.00
Miscellaneous/Reserve	$ 917.79
Total	$ 30,000.00

RECENT SALES OF UNREGISTERED SECURITIES

From March 2, 2004 (inception) through March 15, 2005, we issued 21,000,000 restricted shares of our Common  Stock, with no par value.

On March 15, 2004, we issued 17,000,000 shares of LogSearch restricted Common Stock to Unitech Energy Corp., as consideration for a Commercialization Agreement covering a software database management and analysis system known as Leadscan, and $20,000.00 cash.

On March 30, 2004, we issued 4,000,000 Units, which consisted of 4,000,000 shares of Common Stock and 4,000,000 share purchase warrants to Puroil Technology Inc., in consideration of cash payment of US$59,000.00.

All of above referenced securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.  Log Search qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither LogSearch nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption there from.  LogSearch exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a) (11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less that $1,000,000

EXHIBITS

Exhibit Number	Exhibit Description	Filing Status

3.1	Articles of Incorporation	Incorporated by reference to the Exhibits filed with LogSearch’s registration statement on Form SB-2 filed on April 30, 2004.
3.2	Bylaws	Incorporated by reference to the Exhibits filed with LogSearch’s registration statement on Form SB-2 filed on April 30, 2004.
4.1	Instrument Defining the Right of Holders – Share Certificate	Incorporated by reference to the Exhibits filed with LogSearch’s registration statement on Form SB-2 filed on April 30, 2004.
4.2	Instrument Defining the Right of Holders - Warrant Certificate	Incorporated by reference to the Exhibits filed with LogSearch’s registration statement on Form SB-2 filed on April 30, 2004.
5	Legal Opinion – W. Scott Lawler, Esq.	Incorporated by reference to the Exhibits filed with LogSearch’s Amendment No. 4 to its registration statement on Form SB-2 filed on November17, 2004.
10.1	Commercialization Agreement	Incorporated by reference to the Exhibits filed with LogSearch’s Form SB-2 Amendment No. 7 filed on August 18, 2005.
23.1	Consent of Experts- Bateman & Co.	Filed herewith.

UNDERTAKINGS

The undersigned Registrant undertakes:

1.

 To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.

Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that of which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (S 230.424(b) of the Securities Act of 1933, if, in the aggregate the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and c. Include any additional or changed material information on the plan of distribution.

2.

 That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONAFIDE offering.

3.

  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.

In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

6.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 43 0A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

7.

For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8.

If the small business issuer requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act of 1933, the following is applicable:

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 )the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, in the city of Calgary, Alberta, on this 28th day of October , 2005.

Signatures

LOGSEARCH, INC.

By: /S/ James Durward

JAMES DURWARD, PRESIDENT

Date : October 28 , 2005

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 4 to the registration statement was signed by the following persons in the capacities and on the dates stated.

By: /S/ James Durward

/S/ Darryl Cozac

JAMES DURWARD

DARRYL COZAC

Title: President, CFO, Treasurer,

Title: Secretary & Director

Director & Chief Accounting Officer

DATE: October 28 , 2005

Date:   October 28 , 2005